UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☒ Definitive Proxy Statement

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AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

May 29, 2025

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Vanguard Corporation:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of American Vanguard Corporation (the “Company” or “AVD”) will be held on Wednesday, July 2, 2025, at 11:00 am Pacific Time. The Annual Meeting will be a virtual meeting of stockholders. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/AVD2025. You will not be able to attend the Annual Meeting in person.

Matters to be voted on at the meeting are:

1. Elect nine (9) directors named in the Proxy as director candidates of the Company, each to serve until their successors are elected and qualified, or until his or her earlier death, resignation or removal;

2. Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as independent registered public accounting firm for the year ending December 31, 2025; and

3. Hold an advisory vote on executive compensation.

Our board of directors has fixed Wednesday, May 28, 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Beginning on or about May 29, 2025, we will send to our stockholders our proxy materials, including an explanation of how to vote your shares and how to attend the Annual Meeting virtually. If you did not receive such Notice electronically, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting via live webcast, please vote your shares in one of the following ways, either: (i) by Internet or telephone before the meeting, (ii) by Internet during the meeting, or (iii) by following the instructions on the proxy card, including by marking, dating and signing the proxy card and returning it. Please review the instructions on each voting option as described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are available to view and download at www.proxyvote.com.

We appreciate your continuing interest in American Vanguard Corporation.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Information Officer

General Counsel & Secretary

Newport Beach, California

May 29, 2025

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held Wednesday, July 2, 2025

Proxy Solicitation by the Board of Directors

The Board of Directors of American Vanguard Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on Wednesday, July 2, 2025, via live webcast at www.virtualshareholdermeeting.com/AVD2025. This proxy statement describes proposals on which the Company would like you, as a stockholder, to vote. It also gives you information on these proposals, so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent to stockholders is May 29, 2025.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on Wednesday, May 28, 2025, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 34,751,318 shares of common stock were issued and outstanding of which 28,228,438 were entitled to vote. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, are available to view and download at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the meeting in person. Stockholders can attend the Annual Meeting by logging onto www.virtualshareholdermeeting.com/AVD2025 at 11:00 a.m. Pacific Daylight Time on Wednesday, July 2, 2025. Stockholders will attend in listen-only mode and will be able to vote and submit written questions while connected to the Annual Meeting on the Internet.

How do I participate in the Annual Meeting online?

You will need to use the 16-digit control number included on your proxy card in order to vote your shares or submit written questions during the meeting. Instructions on how to connect and participate via the Internet (including how to demonstrate your ownership of stock through obtaining a “legal proxy” from your broker, bank or trustee) are posted at www.virtualshareholdermeeting.com/AVD2025.

If you do not have your 16-digit control number, you will be able to listen to the meeting only; without the control number you will not be able to vote or submit questions during the meeting.

Questions will be addressed as time permits and may be grouped, summarized and answered together if related. If a question posed is not addressed during the Annual Meeting, or if a stockholder has a question or remark not related to an agenda item, such matters may be raised after the Annual Meeting by contacting our Legal Department at timd@amvac.com. Additional rules and procedures related to the submission of questions and how questions will be addressed can be found in the Rules of Conduct, which will be made available during the Annual Meeting on the meeting website.

If you encounter any difficulties while accessing the virtual Annual Meeting, during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the meeting.

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock of the Company as of the Record Date. This Proxy Statement describes issues on which you are invited to vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Equiniti, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on

1. The election of nine (9) directors named in the Proxy as director candidates of the Company, each to serve until their successors are elected and qualified, or until his or her earlier death, resignation or removal,

2. The ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and

3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy.

When you submit your proxy (by telephone, Internet or hard copy), you appoint Douglas A. Kaye III and Timothy J. Donnelly as your representatives at the Annual Meeting. When we refer to the “named proxies,” we are referring to Messrs. Kaye and Donnelly. This way, your shares will be voted even if you cannot attend the meeting.

How do I vote my shares?

Record holders may vote in advance of the Annual Meeting by using either the Internet, telephone or as per instructions in the proxy card. Also, record holders may vote during the meeting via the Internet, as described below. Persons who beneficially own stock can vote at the Annual Meeting, provided that they obtain a “legal proxy” from the person or entity holding the stock, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all its legal rights as a record holder (which have been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

Set forth below are the various means—Internet, telephone and mail—for voting your shares.

You may submit your proxy on the Internet or by phone. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet at www.proxyvote.com or by phone (as per instructions on the proxy card), 24 hours per day and seven days per week. You will need the 16-digit control number included on your proxy card. Votes submitted via the Internet or phone must be received by 11:59 p.m., Eastern Daylight Time, on Tuesday, July 1, 2025. Your Internet or telephonic vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

You may submit your proxy by mail. If you request and receive printed proxy materials, then you may vote by any means indicated in the proxy card, including Internet, or by signing and dating the proxy card or voting instruction form received with this proxy statement and mailing it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

You may vote during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting via live webcast are posted at www.virtualshareholdermeeting.com/AVD2025.

Beneficial Owners. If you are the beneficial owner of your shares, you should have received an Internet Notice or voting instructions from the broker or other nominee holding your shares. Please follow those instructions. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during the Annual Meeting without a legal proxy from your broker or nominee.

All proxy voting procedures, including those by the Internet and by telephone, will include instructions on how to vote either “FOR” or “AGAINST” any or all director nominees.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote, irrespective of the method (i.e., Internet, telephone or mail) in which you originally voted, by:

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Submitting a proxy by Internet not later than 11:59 p.m., Eastern Daylight Time, on Tuesday, July 1, 2025; your latest Internet proxy will be counted;
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Signing and delivering a proxy card with a later date; or
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Participating in the Annual Meeting live via the Internet and casting a different vote.

If you are the beneficial owner of your shares, then you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

How many shares must be present to hold the meeting?

A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the shares of Common Stock entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum. Shares of Common Stock will be counted as present at the Annual Meeting, if the stockholder casts a vote electronically during the Annual Meeting or has properly submitted and not revoked a proxy prior to such meeting. As noted above, treasury shares and unvested restricted shares are not entitled to vote and, therefore, are not counted in determining a quorum.

How many votes must the director nominees receive to be elected?

A nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In other words, those nominees for whom the number of shares voted “FOR” exceeds the number of shares voted “AGAINST” will be elected. There is no cumulative voting for the Company’s directors. Further, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. The Nominating and Corporate Governance Committee (“N&CG Committee”) has established procedures under which any director who is not so elected shall offer to tender his or her resignation to the Board. The N&CG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the results.

How many votes must be received in order for the other proposals to be approved?

Approval for the other two proposals (ratification of the appointment of Deloitte as the Company's independent registered public accounting firm and the advisory vote on executive compensation) will require the affirmative vote of a majority of the votes cast at the meeting. Abstentions will not be counted as “votes cast” and will have no effect on the outcome.

How will my shares be voted, and what are broker non-votes?

All proxies received and not revoked will be voted as directed. If you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if you are not a stockholder of record (in other words, your shares are held by a broker, bank or other nominee) and you do not provide instructions to the broker on how to vote your shares, then, assuming your nominee submits a proxy on your behalf, your proxy may be counted (i) as a vote “FOR” the ratification of Deloitte as independent registered public accounting firm, and (ii) as a “broker non-vote” toward all other measures, because brokers and other nominees do not have discretionary authority to vote on those matters without instructions from you as the beneficial owners of the shares. A broker non-vote does not count as a vote either for or against a measure and will not affect the outcome of the vote on any proposal.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic communications with, stockholders or their personal representatives by either officers or employees; although such persons will not be additionally compensated. In addition, we have retained Advantage Proxy to act as proxy solicitation agent for a flat fee of approximately $3,800. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors and Other Stockholder Proposals for the Annual Meeting. As per the Company’s Bylaws (amended as of December 5, 2019) nominations of persons for election to the Board and the proposal of business to be transacted at an annual meeting may be made by any stockholder of record of the Company, provided that proper notice is received by the Secretary at the principal executive offices of the Company (4695 MacArthur Court, Suite 1200, Newport Beach, California, 92660) not less than 45 or more than 75 days prior to the one‑year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders (unless such meeting is convened more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting). In the case of nomination of persons for election to the Board, such notice shall include: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) such person’s consent to serve as a director if elected; and (c) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the procedures established by the Nominating and Corporate Governance Committee. In the case of business other than director nominations, such notice must include a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such record stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

In order to have been timely, stockholder notices for director nominations or other business before the Annual Meeting must have been delivered by March 11, 2025. The Company received no such notice as per the deadline which has not been withdrawn and consequently knows of no other business to be brought before the Meeting.

By what date may a stockholder bring director nominations or other business for the 2026 meeting?

With respect to the 2026 Annual Meeting, the provisions outlined above and set forth in the Company’s Bylaws shall also govern nominations for directors and proposals for other business by stockholders. Thus, in order to be timely, stockholder notices for director nominations or other business before the 2026 Annual Meeting of Stockholders must be delivered to the Company after March 14, 2026, and by April 14, 2026. Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC;s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its Bylaws, described above.

Will a list of stockholders entitled to vote at the meeting be available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. The list will also be available Monday through Friday from about May 30, 2025, through July 1, 2025, between the hours of 9 a.m. and 4 p.m., Pacific Daylight time, at the offices of the Corporate Secretary, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. Such list will also be available during the Annual Meeting on the meeting website. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.american-vanguard.com, Investor Relations, Securities Exchange Commission (“SEC”) Filings, and then click on, “View American Vanguard SEC Filings.” References to our website in this Proxy are not intended to function as hyperlinks, and the information contained on our website is not to be incorporated by reference into this Proxy. You can find the same Form 8-K by going directly to the SEC’s website at www.sec.gov.

Forward-looking statements/risk factors

The Company, from time-to-time, may discuss forward-looking statements including assumptions concerning the Company’s operations, future results and prospects. These forward-looking statements are based on current expectations and are subject to a number of risks, uncertainties and other factors. In connection with the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary statements identifying important factors which, among other things, could cause the actual results and events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions contained in the Proxy Statement. Such factors include, but are not limited to: product demand and market acceptance risks; the effect of economic conditions; weather conditions; changes in regulatory policy; the impact of competitive products and pricing; changes in foreign exchange rates; product development and commercialization difficulties; capacity and supply constraints or difficulties; transformation initiatives and related expenses; availability of capital resources; the impact of, and our ability to, remediate the identified material weakness in our internal controls over financial reporting; and general business regulations, including taxes and other risks as detailed from time-to-time in the Company’s reports and filings filed with the U.S. Securities and Exchange Commission (the “SEC”). It is not possible to foresee or identify all such factors.

PROPOSAL 1

Election of Directors

The Board is elected annually. The Certificate of Incorporation and Bylaws, as each has been previously amended and restated, of the Company, currently provide that the number of directors of the Board shall not be more than nine nor less than three. As per the Bylaws, the Board has fixed the maximum number of directors at nine. At this election, nine directors have been nominated to be elected at the Annual Meeting and, if elected, will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Board has nominated to be elected to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

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Marisol Angelini,
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Scott Baskin,
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Mark Bassett,
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Patrick Gottschalk,
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Emer Gunter,
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Douglas A. Kaye III,
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Steven Macicek,
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Keith Rosenbloom, and
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Carmen Tiu

NOMINEES FOR ELECTION AS DIRECTORS—QUALIFICATIONS, EXPERIENCE AND COMPETENCIES

The following sets forth the names and certain information with respect to the persons nominated for election as directors. All such nominees have consented to serve and are currently directors. Six of the nine nominees were elected by the stockholders at the 2024 Annual Meeting of Stockholders. Following summary information on the experience of each nominee we have included a matrix that outlines the key skills and competencies of all nominees.

Marisol Angelini, age 63, was elected to the Board in December 2021.

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Experience: Ms. Angelini is a senior leader with over 30 years of experience in global consumer product companies, focusing on growing and transforming businesses. During her career at The Coca-Cola Company, she served as CMO (Central and Eastern Europe, Mexico and Brazil), VP of Global Tea/Water categories, and General Manager of Glaceau Smartwater. Prior to that, Ms. Angelini led personal care, household cleaners, oral care, and paper businesses, which she ran while working for Procter & Gamble in Latin America. She has been involved in multiple acquisitions within P&G and Coca-Cola and has been instrumental in sourcing, integrating and making these businesses profitable. She has board experience in public, private and non-profit companies and is a certified board director. She served on the board of Bush’s Brothers (a $1 billion family company) and is also a member of NACD (National Association of Corporate Directors), which is dedicated toward director education and best practices for public company boards. Ms. Angelini holds an MBA from Mercer University in Atlanta and a BA from Georgia State University. Ms. Angelini’s experience in the food sector (which is our ultimate customer), LATAM, marketing, new product launching, and governance are all valuable traits for our board of directors.

Dr. Mark R. Bassett, age 64, was elected to the Board in June 2022.

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Experience: Dr. Bassett brings strong operational expertise and a continuous improvement mindset. He has a long and accomplished history over the last 30 years of building and growing chemical businesses. Until December 31, 2021, Dr. Bassett was the Chairman and CEO of Hemlock Semiconductor (HSC). The leadership of The Dow Chemical Company (NYSE: DOW) selected him to manage the transition of HSC to becoming a standalone company of approximately $1 billion in revenue and roughly 1,200 of employees. HSC is a leading provider of ultra-pure polycrystalline silicon and other silicon-based products used in the manufacture of semiconductor devices, solar cells and modules. Prior to leading HSC, from 2012-2016 he was a global VP, Polyurethanes at The Dow Chemical Company responsible for a multi-billion dollar global P&L with over 2000 associates at over 35 sites globally. From 2009-2012, he led the formation of Dow Oxygenated Solvents which consolidated three separate businesses into a multi-billion dollar portfolio with 10 sites and approximately 500 employees. He graduated magna cum laude from Notre Dame with a B.S. in Chemical Engineering and holds an M.S. and Ph.D in Chemical Engineering from the University of Virginia. He was selected as a National Science Foundation post-doctoral fellow.

Scott D. Baskin, age 71, was elected to the Board in January 2014.

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Experience: Mr. Baskin has extensive experience as a litigator arising from his 35-year career with the law firm of Irell & Manella, from which he retired at the end of 2013. During his tenure at Irell & Manella, Mr. Baskin concentrated his practice on intellectual property, technology, real estate, business torts and securities actions for a multitude of corporate clients. A frequent lecturer and writer, he has published many articles on intellectual property rights, patent infringement, trial preparation and discovery. He was an assistant instructor at Yale Law School and clerked for Hon. Y. C. Choy, United States Court of Appeals for the Ninth Circuit. Mr. Baskin holds a B.A. in Political Science and History from Stanford University and a J.D. from Yale Law School. Mr. Baskin brings legal acumen and extensive experience in intellectual property matters, which complement the Company’s commitment to technology innovation.

Patrick E. Gottschalk, age 62, was elected to the Board in June 2022.

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Experience: Mr. Gottschalk is a leader with significant operational experience who helps executives develop and implement strategic goals. He served as Chairman and CEO of Union Carbide from 2007 until 2012. Most recently Mr. Gottschalk served as President of Coatings, Monomers and Additives, a multi-billion dollar business within The Dow Chemical Company (NYSE: DOW), which is a chemicals manufacturer, and served in this capacity from 2012 until 2016. Mr. Gottschalk currently serves as a director of the Superior Plus Corporation, which is a publicly listed corporation on the Toronto stock exchange (TSX: SPB). He received a BS in Chemical Engineering from the University of Texas and an MBA from Pepperdine University.

Emer Gunter, age 64, was elected to the Board in 2019.

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Experience: Ms. Gunter joined the Board after a 34 year career at Monsanto, during which she served as Director of Manufacturing for Latin America (overseeing 20 plants), Asia Pacific (overseeing 15 plants) and, ultimately, as Vice President of Environmental, Safety and Health. During that time, she led multiple initiatives in various countries relating to process optimization, de-bottlenecking, quality, cost reliability, ESH (environmental, safety and health), six sigma, factory automation, succession planning and new facility construction. She also served as a member of the Manufacturing Leadership Team and Monsanto Advisory Council, where she operationalized human rights initiatives, influenced ESH throughout the culture and led a step-change in contractor and employee safety performance, reducing the number of recordables by half, while the company doubled in size. Ms. Gunter’s extensive expertise in manufacturing, international business operations and ESH make her a valuable resource to the Company, which has a long history in manufacturing, and is committed to the principles of sustainability.

Douglas A. Kaye III, age 56, is a nominee for election to the Board for the first time via this proxy statement.

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Experience: Mr. Kaye joined the Company as Chief Executive Officer in December, 2024. For the past 13 years, he has served in a variety of senior leadership roles at Albaugh, LLC, a top ten global crop protection company. He most recently held the role of President, North America, which is the largest region in the Company. Previously, he was Group Chief Commercial Officer, where he oversaw the commercial activities, which included North America, Europe, Brazil, Argentina, and Latin America regions. Mr. Kaye also served as President of the European region for seven years. Prior to his work at Albaugh, Dak was the CFO and a Director at a non-crop subsidiary of the crop protection company, Adama, and previously held the role of Co-CEO at an international automotive logistics organization. Mr. Kaye began his career at Arthur Andersen, LLP. He has a Masters of Accountancy and a Bachelor of Science in Business Administration, both from Auburn University. Mr. Kaye was recently elected to the Executive Board of the industry group CropLife America (CLA).

Steven D. Macicek, age 67, was elected to the Board in March 2024.

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Experience: Mr. Macicek joined the Board in March 2024 and was appointed to the position of Chair of the Audit Committee. Mr. Macicek formerly served in positions of increasing responsibility at Ernst & Young from

2002-2019, serving as Global Service Partner, Leader of the Center for Board Matters (Southwest Region) and Energy Services Market Leader. Prior to that time, he held positions of increasing responsibility at Arthur Andersen, LLP from 1980-2002. Throughout his career, Mr. Macicek has provided audit, tax and advisory services to numerous corporate clients, including high-growth mid-caps and large multinationals across multiple industries, including, distribution, manufacturing, construction, engineering, oil and gas, energy services and software. He is an audit committee financial expert, a Certified Public Accountant and has advised numerous boards and C-suite executives on complex accounting and business issues.

Keith M. Rosenbloom, age 56, was elected to the Board in June 2022.

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Experience: Mr. Rosenbloom has over 30 years of public and private investing experience. He is committed to helping AVD create long-term shareholder value by improving its asset allocation paradigm, corporate finance analysis, capital markets credibility and focus on improving long-term stakeholder returns. Mr. Rosenbloom is the co-founder of Cruiser Capital Advisors, LLC, which acts as the investment advisor to pooled investment vehicles on a discretionary basis. Over the past eight years, Mr. Rosenbloom has helped the boards of public companies such as A. Schulman (formerly NASDAQ: SHLM), Ashland Global (NYSE: ASH) and Dow Chemical (NYSE: DOW), add highly qualified members to their boardrooms, seeking to improve stockholder value at those companies. Mr. Rosenbloom also serves on a number of charitable boards including, Hillel International (Board of Governors), and Hatzalah (Israel's private EMT service). Mr. Rosenbloom graduated cum laude from Yale University.

Carmen Tiu de Mino, age 62, was elected to the Board in December 2024.

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Experience: Ms. Tiu has over 30 years in the agricultural chemical sector, having joined Dow AgroSciences in 1987 (including its successor company Corteva AgroSciences) in roles of increasing responsibility until her retirement in early 2024. During her career at Dow/Corteva, Ms. Tiu worked primarily in regulatory strategy, food standards, risk, and government affairs. She is the author of over 100 scientific publications and contributed to hundreds of regulatory strategies. Ms. Tiu earned a Bachelor of Science degree in Chemical Engineering and a Masters of Science degree in Organic Chemistry from the University Politechnic Timisoara and is a Fellow of the American Chemical Society.

As indicated in the table below, our director nominees collectively possess a wide-range of key skills and competencies that provide a strong foundation for strategic oversight, risk management, corporate governance and practical business decision making. We believe that such individuals are qualified to serve on our Board in light of these skills and competencies, among others.

Key Skills/Competencies	Angelini	Baskin	Bassett	Gottschalk	Gunter	Kaye III	Macicek	Rosenbloom	Tiu de Mino
Agribusiness	●				●	●			●
C-Suite / Senior Mgt.	●	●	●	●	●	●
Cybersecurity/IT		●		●		●	●
ESG/Sustainability	●				●	●			●
Financial Expert/Literate	●	●	●	●		●	●	●	●
Global	●		●	●	●	●	●		●
Gov't/Regulatory		●				●	●	●	●
Human Capital	●		●	●	●	●	●		●
Merger and Acquisition	●	●	●	●		●	●	●	●
Operational Excellence			●	●	●	●			●
Supply Chain			●	●	●	●
Strategy	●	●	●	●	●	●	●	●	●
Transformation	●		●	●		●	●

Key to Skills Matrix:

Agribusiness – 10+ years in Agriculture, Food or Agrochemical business;

C-Suite/Senior Management – 10+ years;

Cybersecurity/IT – oversaw digital tools for business efficiency, security, privacy;

ESG/Sustainability – experience in overseeing sustainability initiatives including sustainability reports;

Finance Expert/Literate – qualifies as Audit Committee expert or as financially literate under SEC rules;

Global Experience – managed multinational company or lived and/or worked abroad;

Government/regulatory – served or interacted extensively with a regulatory agency;

Human Capital – oversaw human capital, talent management, rewards and/or HR systems;

Mergers & Acquisitions – self-evident;

Operational Excellence – led initiatives to improve operational and/or financial efficiency;

Supply Chain – managed procurement, vendor relations and/or pricing policies related thereto;

Strategy – oversaw corporate strategy for near- and mid-term growth and profitability;

Transformation – oversaw initiatives to achieve operating greater operating leverage through business, operational and product changes.

REQUIRED VOTE AND RECOMMENDATION

A nominee for director shall be elected if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

BOARD SKILLS AND LEADERSHIP

General Qualifications. In evaluating persons for potential service on the Board, we seek, above all, the most qualified candidates and, as more fully discussed below, nominees should have experience in, or an aptitude for, certain competencies that are essential to our business. Viable candidates must also have ample professional experience and business acumen befitting a director of a public company.

Board Refreshment/Succession. On March 6, 2024, Morton D. Erlich submitted his resignation to the Board. After conducting a search with an external recruiting firm, on March 6, 2024, the Board resolved to accept Mr. Erlich’s resignation and to appoint Steve Macicek to the Board to fill the vacancy left by Mr. Erlich. Mr. Erlich’s resignation and Mr. Macicek’s appointment became effective on March 28, 2024.

In addition, on December 10, 2024, Deborah Edwards submitted her resignation to the Board, effective December 10, 2024, at which time the Board appointed Carmen Tiu to fill the vacancy left by Ms. Edwards. Ms. Tiu assumed positions on both the Finance and Risk Committees that had been vacated by Ms. Edwards and subsequently joined the Audit Committee as well.

In the past three years, the Board has undergone significant refreshment, particularly in respect of leadership positions, Ms. Baskin, the Lead Director, and Ms. Gunter, the Chair of the Nominating and Corporate Governance Committee, have served in these roles for three years. Mr. Macicek, the Chair of the Audit Committee, has served in that role for approximately one year; and Ms. Agelini, the Chair of the Compensation Committee, and Mr. Basset, the Chair of the Finance Committee, have served in those roles for under one year.

Lead Director v. CEO. At present, Scott Baskin, an indepdendent director, serves as lead director and, in that capacity, sets the agenda for all meetings of the Board. Prior to his departure from the position of CEO in July 2024, Eric Wintemute had served as both Chair of the Board and CEO. With the appointment of Douglas Kaye to the position of CEO in December 2024, then, the role of Chair and CEO was separated. The Board believes that having an independent lead director ensures a high degree of objectivity, whether or not the roles of Chair and CEO are combined. Further, in the future, the Board intends to segregate the roles of Chair and CEO.

RISK OVERSIGHT

The Company’s Board of Directors has formal responsibility for risk oversight. In 2011 the Board formed a Risk Committee, which now consists of Scott Baskin (as chairman), Mark Bassett, Debra Edwards, Patrick Gottschalk and Emer Gunter (as Environmental, Social Responsibility & Governance “ESG” Liaison). The Risk Committee meets regularly (at least four times per year) and coordinates primarily with the Risk Manager (Timothy J. Donnelly) of the Company. All members of the Board are invited to, and typically attend, Risk Committee meetings.

Senior management has also appointed a team of managers to serve as an executive risk committee, with responsibility to identify and assess areas of risks, to identify mitigation measures and to implement those measures. The Company has identified several material risks facing the Company and has identified risk owners responsible for marshalling the resources and leading a team to address those risks. These identified risks are updated from time to time and presently include:

•
Adverse regulatory climate and poor industrywide public image;
•
Maintaining supply chain continuity for raw materials and intermediates;
•
Succession planning and retention;
•
Vulnerability to environmental or safety events;
•
Underperformance v. peers;
•
Sustainable growth of core business and green solutions;
•
Cyber-security;
•
Risks related to the implementation of artificial intelligence into our processes;
•
Potential that the company’s transformation initiatives will not generate the efficiencies or leverage benefits that they are designed to achieve; and

•
Potential for intangible impairment that are material in size in light of the significant level of goodwill associated with prior acquisitions.

These risks are incorporated into the risk-owners’ annual performance goals and are important factors in determining both job performance and incentive compensation. Executives serving as risk-owners periodically report their progress through the Risk Manager to the Risk Committee.

Cyber-security

Risk Management & Strategy. AVD has adopted a comprehensive set of controls and processes to encourage a high level of awareness of, and responsiveness to, cybersecurity threats. The foundational document outlining the program is embodied in Registrant’s Enterprise Information Security Policy (the “REIS Policy”). The REIS Policy establishes a framework for the continuous monitoring of its computing resources, the maintenance and reporting of audit logs and the assessment of events that could form the basis of a threat. In addition, the REIS Policy sets forth requirements for employee awareness training, user authentication, software usage restrictions and boundary protection, among other things. The policy also establishes an incident response plan, including back-up hosting, alternate processing and system recovery, along with assignment of responsibility and resources for those activities. Within the exhibit of the REIS Policy, management either working alone or, in case of greater complexity, with consultants, will assess an incident or series of incidents for materiality, taking into account the nature of the incident, duration, the nature of data compromised, and the nature of damages (including with respect to reputational, third party, share price, and business interruption) and all within the context of the Company's financial performance during the affected reporting period(s).

Furthermore, AVD has taken measures to prevent cybersecurity breaches, to minimize threats and, to the extent possible, to anticipate trends and identify vulnerabilities before arising to the level of an incident. In short, AVD is pro-active in its approach and has formulated a specific plan to investigate, respond and minimize loss of functionality or other damage from an incident.

Governance. The REIS Policy has been drafted in collaboration with one of the largest IT solutions providers in the field and was modeled after NIST standards relating to governance, documentation and processes. The Company is implementing the REIS Policy through its Cyber and Privacy Risk Steering Committee (the “CPRSC”), which is chaired by the Chief Information Officer (who is also AVD’s Risk Manager) and includes cross functional business process owners from operations, sales, marketing, finance and Human Resources, as well as our Director of Information Technology, who alone has over 30 years’ experience in IT-related security and whose staff collectively has over 50 years’ experience in this area. In addition, the committee is advised by a virtual Corporate Information Security Officer who works with the third-party solutions provider.

AVD's Board of Directors maintains oversight of cybersecurity planning, response and reporting as follows. The Lead Director, Scott Baskin, who also serves as Chair of the Risk Committee and member of the Audit Committee, is Cybersecurity Liaison to AVD’s management team. The Chair of the CPRSC reports on cybersecurity preparedness, issues and incidents to the Cybersecurity Liaison regularly. Through this reporting structure, the cybersecurity team has direct interaction with the highest level of the Board and with both the Risk and Audit Committees. Cyber risk has been a subject of regular review and discussion at the Risk Committee for several years. With the advent of the CPRSC, the delineation of governance and responsibility has become that much more focused.

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND GOVERNANCE

Human Capital Resources

We believe that, beyond being essential to our operations, our people have inestimable worth independent of our business. As outlined in our Human Rights Policy (see, the "ESG" tab on our website, www.american-vanguard.com), we believe that it is fundamental to our corporate responsibility that we recognize, respect and nurture the freedom and dignity of all persons. Accordingly, we have insinuated that belief throughout the fabric of our operations in our approach toward our employees. Indeed, the first two core values underlying our commitment to sustainability (see, Update to Corporate Sustainability Report, under the "ESG" tab on our website at www.american-vanguard.com) are “Safety First” – which is a culture that begins with highly-regulated manufacturing plants, continues into the design of science-backed products and extends into market-leading delivery systems – and “Making a Difference” – under which, by rewarding achievement and giving our employees a voice, we attract a diverse array of employees who want to make a difference in their careers, in the company and in the communities that we serve. Our website is not prat of this Proxy Statement, and references to our website address in this Proxy Statement are intended to be inactive textural references only.

During 2023, the Company hired its first Senior Vice President of Human Resources who is leading our Human Capital program, which consists of the following elements:

•
Board Oversight – through our Nominating and Corporate Governance Committee (“N&CG”), our board of directors oversees human capital-related risks and opportunities. Annually, the N&CG Committee requires that management provides an update on succession planning for key executives, emphasizing a forward-looking approach within a culture of performance and engagement.
•
Strategy – the Company’s human capital strategy has two primary elements: employee engagement and provision of competitive benefits (including an outstanding health benefits plan). As we have covered in our Update to Corporate Sustainability Report, our Company is a destination for highly qualified employees who are drawn to a workplace where they can make a difference. Our management philosophy prioritizes collaborative and consistent execution to fulfill our commitments, fostering a performance-driven culture. This strategic approach has empowered the Company to optimize retention, even amidst the challenges of a competitive employment market.
•
Compensation – as highlighted in our strategy, compensation is a pivotal component of our human capital approach. We consistently motivate our workforce through competitive compensation and comprehensive welfare benefits. Additionally, we proactively educate our employees on the totality of their compensation, encompassing wages, stock options, health benefits, and paid time off.
•
Employee Engagement – our management style is to solicit ideas from employees, involve them in implementation and give them recognition for ideas that succeed. For example, personnel from virtually any department (be it sales, technology, product development or otherwise) can submit ideas to our Innovation Review Committee (“IRC”) for consideration and potential funding. Ideas that originate within the IRC are then subject to a Stage Gate process through which the investment thesis of each idea is rigorously tested. Those projects that survive this scrutiny are placed on a project timeline and receive appropriate resources on a path toward commercialization.
•
Representative Population – based upon the Company’s most current EEO-1 (“Equal Employment Opportunity”) Report, representation of African Americans in our domestic workforce exceeds the prevalence of that group in the national population, while representation of Hispanic personnel is slightly below the national average. Our average employee age is 45 and our gender diversity is approximately 30% female and 70% male.

The Company employed 755 employees as of December 31, 2024, and 845 employees as of December 31, 2023. From time to time, due to the seasonality of its business, AVD uses temporary contract personnel to perform certain duties primarily related to packaging of its products. None of the Company’s employees are subject to a collective bargaining agreement. The Company believes it maintains positive relations with its employees.

SUSTAINABILITY

At the core of our sustainability strategy is the acknowledgment that the Agriculture industry, in general, and AVD, in particular, can help mitigate climate change. In fact, we believe are already doing so with our portfolio of products and technologies. As a foundation to our strategy, we believe that an important solution toward mitigating climate change lies beneath our feet – literally, in the form of soil, which is the single largest repository for sequestering carbon. We are placing an emphasis on various forms of Climate-Smart Technology in the form of soil health products. Among the over 120 GreenSolutions™ products currently offered by the Company, we develop and market AMVAC Greenplants™ micronutrients, which are tailored to accommodate plant development cycles in order to enable greater uptake of important nutrients while saving water and reducing the use of application equipment. Our Agrinos product lines consist of bacterial consortia that enhance a plant’s uptake of phosphorus, nitrogen and potassium. Further we are committed to environmental stewardship, and, in our periodically published sustainability reports, we provide updated metrics on greenhouse gas emissions, energy, water withdrawal and waste. During 2024, we retained a third-party audit firm to give limited assurance related to the data supporting certain of these metrics under ISAE 3000. Please see the Company’s current Corporate Sustainability Report at http://www.american-vanguard.com/esg for further details on our commitment to sustainability.

CORPORATE GOVERNANCE OF THE COMPANY

The Company is committed to sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Finance Committee Charter, the Code of Ethics and Conduct, the Employee Complaint Procedures for Accounting and Auditing Matters, and Corporate Governance Guidelines, all of which are also available to any stockholder upon request in printed form.

PROHIBITIONS ON INSIDER TRADING AND HEDGING

We have adopted an Insider Trading Policy that prohibits the purchase or sale of our securities by any director, officer, or employee who is in possession of material, non-public information regarding the Company. The policy provides guidance on what constitutes material information and when such information becomes public. It covers transactions by family members and entities controlled by insiders, and outlines procedures for pre-clearance of trades, blackout periods, and the use of Rule 10b5-1 trading plans. The policy also discusses the serious consequences of violating insider trading laws, including disciplinary action and potential criminal penalties. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC. It is also the policy of the Company that the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company.

The Company also has an Anti-Hedging Policy that prohibits both directors and Section 16 officers from both hedging and other non-monetized transactions, such as zero-cost collars, forward sales contracts or other similar instruments, which allow a person to lock in much of the value of his or her stock holdings, generally in exchange for all or part of the potential for upside appreciation in the stock. The Company believes that such instruments place the subject shares at risk of unexpected disposition (as, in the case of a call or foreclosure) and change the essential nature of the investment in common stock, thus serving to misalign the holder’s interests from those of the Company’s stockholders.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently, in good faith, and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations. With respect to board nominees, the Board has determined that seven of the nine nominees, that is, all except Dak Kaye III (our CEO) and Mark Bassett (who, while director, performed consulting services, including in respect of the Office of CEO during 2024), are “independent” in accordance with the applicable rules and listing standards currently prescribed by the New York Stock Exchange for general service on the Board. The Board’s determination concerning independence was based on information provided by the Company’s directors and discussions among the Company’s directors. The Board examines the independence of each of its members at least once per year, and more frequently if there is any change in a member’s material relationship with the Company that could potentially interfere with the member’s exercise of independent judgment. Below is a table indicating the committee memberships of the Company’s directors

MEETINGS OF THE BOARD

The Board met 17 times during the year ended December 31, 2024. All directors attended 100% of the aggregate of the number of regular meetings of the Board and at least 75% of the total number of special meetings of the Board and meetings held by all committees of the Board for which they served. The non-management directors of the Company meet at regularly scheduled executive sessions without any member of the Company’s management present. The individual who presides at these executive sessions is the lead director, Scott Baskin. Interested parties who wish to communicate with the lead director or with non-management directors may do so by email to directors@amvac.com.

The Board does not mandate that its members attend the Annual Meeting of Stockholders. All directors attended the 2024 Annual Meeting of Stockholders, which was held virtually.

COMMITTEES OF THE BOARD

Below is a table indicating the current committee assignment of director nominees:

	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Committee	Risk Committee	Lead	BoD Chair
Angelini	●	C	●
Baskin	●			●	C	●
Bassett			C		●
Gottschalk	●	●			●
Gunter			●	C	●
Macicek	C	●		●
Rosenbloom		●	●	●
Tiu de Mino	●		●		●
Wintemute							●

(C) Committee Chair

(●) Committee Member

Audit Committee

The Audit Committee is currently composed of Steven Macicek (Chairperson), Marisol Angelini, Scott Baskin, Patrick Gottschalk and Carmen Tiu, all of whom are non-employee directors and financially literate. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules and regulations currently prescribed by the SEC and the applicable rules and listing standards currently prescribed by the New York Stock Exchange. In addition, the board has found that Mr. Macicek is an “audit committee financial expert” within the meaning of applicable SEC rules and regulations. The Audit Committee held five regular meetings during the year ended December 31, 2024.

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•
Providing oversight on the accounting policies, financial reporting process and the adequacy of the Company’s internal controls.
•
Engaging the services of an independent registered public accounting firm to audit the Company’s consolidated financial statements and internal controls for financial reporting.
•
Pre-approving all services performed by the independent registered public accounting firm.

•
Reviewing the scope of the audit activities of the independent registered public accounting firm and appraising audit efforts.
•
Reviewing services provided by the independent registered public accounting firm and other disclosed relationships, as they bear on the independence of that firm.
•
Overseeing the performance of the Company’s internal audit function.
•
Establishing procedures for the receipt, retention and treatment of complaints, if any, regarding accounting, internal controls or auditing matters.

Please also see the Audit Committee Report on page 21 of this Proxy.

Compensation Committee

The Compensation Committee is currently composed of Marisol Angelini (Chairperson), Patrick Gottschalk, Steven Macicek and Keith Rosenbloom, all of whom are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. Further, the Board has found that each of the members of the Compensation Committee, who administers the Company’s compensation plans, is a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee held five regular meetings during the year ended December 31, 2024.

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•
Establishing executive compensation policy consistent with corporate objectives and stockholders’ interests.
•
Overseeing the process for evaluating CEO performance in comparison with Board-approved goals and objectives.
•
Setting CEO compensation with the other independent members of the Board.
•
Administering grants and options in Company stock under the Company’s compensation plans.
•
Evaluating the independence of compensation professionals.

Please also see the Compensation Committee Report on page 32 of this Proxy.

Role of Outside Advisors

Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to engage independent counsel, accountants, consultants and other advisers as it deems necessary or appropriate to carry out its duties and responsibilities. As discussed in these proxy materials under the heading “Compensation Discussion and Analysis,” in 2024, the Compensation Committee engaged Exequity, LLP to provide analysis related to the competitiveness of our executive and director compensation programs, compensation structure for our new chief executive officer, periodic reviews of our compensation peer group, and other mandates as directed by the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Emer Gunter (Chairperson), Scott Baskin, Steven Macicek and Keith Rosenbloom. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Nominating and Corporate Governance Committee held four regular meetings during the year ended December 31, 2024. In addition, Emer Gunter serves as ESG Liaison between the N&CG Committee and senior management.

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•
Recommending nominees, including from stockholders, for election and re-election to the Board of Directors.
•
Reviewing certain of the Company’s governing documents, corporate policies and charters, and considering certain corporate governance matters.
•
Overseeing evaluation of the Board and its effectiveness.
•
Recommending committee assignments and lead director/chair nominees to the Board.
•
Reviewing succession planning for executive officers.
•
The N&CG Committee will also consider nominees submitted by stockholders based on the criteria set forth in the Company’s Corporate Governance Guidelines and policies.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board of Directors should send a recommendation in writing to American Vanguard Corporation, c/o Corporate Secretary, 4695 MacArthur Court, Newport Beach, California 92660. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.

Stockholders may also nominate directors at the Annual Meeting by adhering to the advance notice procedure described elsewhere in this Proxy Statement.

Finance Committee

The Finance Committee is currently composed of Mark Bassett (Chairperson), Marisol Angelini, Emer Gunter, Keith Rosenbloom and Carmen Tiu de Mino. The Finance Committee held one meeting during the year ended December 31, 2024.

The responsibilities of the Finance Committee are set forth in the current Finance Committee Charter, which is available on the Company’s website (www.american-vanguard.com) and involves, among other things:

•
Working with senior management to evaluate, investigate and recommend changes in the area of corporate finance.
•
Reviewing making recommendations to the board regarding acquisitions, divestitures and restructuring activity.
•
Reviewing short-term and long-term financing plans.

Risk Committee

The Risk Committee is currently composed of Scott Baskin (Chairperson), Mark Bassett, Patrick Gottschalk, Emer Gunter and Carmen Tiu de Mino. The Risk Committee held four meetings during the year ended December 31, 2024. All members of the Board are invited to, and typically attend, Risk Committee meetings. The primary responsibility of the Risk Committee is to oversee risk management at the Company and to ensure that the Company continuously monitors material risks, identifies mitigation measures for those risks, and takes commercially practicable measures to minimize those risks to the fullest extent possible. The committee works with the Company’s Risk Manager and senior management to conduct (or cause to be conducted) periodic assessments of the Company’s risk profile and to ensure the following:

•
That adequate resources are made available to address and mitigate risks, where possible,
•
That risk owners are identified and made accountable for addressing these risks, and
•
That the practice of monitoring and addressing these risks remains a part of the Company’s culture.
•
See, also, “Risk Oversight” for additional information.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board for the year ended December 31, 2024, consisted of Marisol Angelini, Patrick Gottschalk, Steven Macicek and Keith Rosenbloom. During 2024 (and through the date of filing hereof), no member of the Compensation Committee served on the board of directors of any other public company, where any officer or director of such entity also served on the Company’s Board.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Effective March 31, 2024, the Company’s Audit Committee appointed (and the Board ratified the appointment of) Deloitte & Touche LLP (“Deloitte”), to serve as the Company’s independent public registered accounting firm for the year ended December 31, 2024. The Audit Committee and Board have subsequently appointed Deloitte to serve as the Company’s independent public registered accounting firm for the year ending December 31, 2025. During the fiscal year ended December 31, 2024, neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K. A representative of Deloitte will attend the Company’s 2024 Annual Meeting to make a statement if he or she so desires.

Aggregate fees for professional services rendered to the Company by Deloitte for the year ended December 31, 2024 and December 31, 2023, were (in thousands):

	2024	2023
Audit Fees	$2,370	$1,604
Tax Services	228	272
	$2,598	$1,876

Audit fees for 2024 and 2023 were for professional services rendered for the audits of the consolidated financial statements of the Company and the audit of internal controls under Section 404 of the Sarbanes-Oxley Act, reviews of quarterly condensed consolidated financial statements, consents, and assistance with review of documents filed with the SEC.

Tax fees for 2024 and 2023 were for services related to tax compliance, including tax advice.

All of the services rendered by Deloitte during 2024 and 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the meeting is required to ratify the appointment of Deloitte. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE FOLLOWING RESOLUTION:

“Resolved, that the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the 2025 consolidated financial statements and related internal controls over financial reporting of American Vanguard Corporation and its subsidiaries, by the Audit Committee, is hereby ratified.”

PROPOSAL 3

Advisory Vote on Executive Compensation

Over the past three years, stockholders have indicated on average approximately 89% approval for the Company’s executive compensation. As mentioned in the Compensation Discussion and Analysis, our executive compensation is designed to provide compensation on the basis of performance that supports key financial and strategic business outcomes; to attract, motivate and retain top talent to lead our business; and to align management’s interests with those of our stockholders. Based on the voting results at the Company’s 2020 annual meeting of stockholders with respect to the frequency of stockholder advisory votes to approve the compensation of the Company’s executive officers, the Company has decided to include such an advisory vote in its proxy materials on an annual basis. The next say-on-frequency vote will be held at the 2026 annual meeting of shareholders.

Our executive compensation:

•
Has been benchmarked against a comparator group of companies that are similar in size, GICS codes and business activity;
•
Is designed in collaboration with an independent compensation consultant;
•
Features incentive elements that rise and fall with financial performance. For example, with lower sales and profitability year-over-year, NEOs received no incentive compensation and were below the 25th percentile for total direct compensation as compared to Proxy Peers;
•
Includes time-based and performance-based equity awards and holding requirements that give executives a longer term view of the Company’s financial performance. During 2024, NEOs received a combination of TSR-based options and time-based restricted stock, and in light of a low share price and restrictions on share repurchases, the Company suspended equity awards to incumbent employees pending attainment of a higher share value;
•
Is based primarily upon KPIs, weighted by importance (including adjusted EBITDA, net sales, net working capital, transformation implementation and manufacturing/operating expense goals, to be calculated on a formula-driven basis in 2025;
•
Includes factors that limit discretion and discourage misconduct, such as effective caps on bonuses, a clawback provision for incentive compensation received by persons complicit in a material restatement, and a policy against hedging shares; and
•
Is administered pragmatically to ensure that NEOs are paid for performance. At the same time, the Company’s plan also includes incentives for retaining key employees for the purpose of building long term stockholder value.

This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder, the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Company’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

REQUIRED VOTE AND RECOMMENDATION

The passage of this proposal requires the affirmative vote of a majority of the votes cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is directly responsible for the appointment, compensation and retention of the independent registered public accounting firm that audits the Company’s consolidated financial statements and its internal control over financial reporting. In 2022, Deloitte & Touche LLP (“Deloitte”) was selected as the Company’s independent registered public accounting firm for the year ended December 31, 2023 and then again for the year ended December 31, 2024. Both the Audit Committee and the Board believe that the engagement of Deloitte in this role is in the best long-term interest of the Company and its stockholders. As noted in Proposal No. 2 herein, the Board recommends that its stockholders ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for 2025. A representative of Deloitte will attend the Company’s 2025 Annual Meeting of Stockholders to answer questions, if any, posed by the stockholders.

Further, the responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and, with management, to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out this role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm.

We have reviewed and discussed, with senior management, the Company’s audited consolidated financial statements included in the Company’s 2024 Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles in the United States of America.

We have discussed with Deloitte, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees (“AS 1301”), issued by the Public Company Accounting Oversight Board (“PCAOB”). AS 1301 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant misstatements, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Deloitte, a letter of independence providing the disclosures required by Rule 3526, “Communication with Audit Committee Concerning Independence” with respect to any relationships between Deloitte and the Company that, in its professional judgment, may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has provided written confirmation that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2024, we recommended to the Board of Directors, and the Board of Directors agreed, that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles in the United States of America. That is the responsibility of management and the Company’s independent registered public accounting firm. Nor is it the responsibility of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

Steven Macicek, Chair*

Marisol Angelini

Scott Baskin

Patrick Gottschalk

Carmen Tiu de Mino

May 29, 2025

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of March 31, 2025, by persons who are beneficial owners of 5% or more of the outstanding Common Stock is set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (*)	Percent of Class
Blackrock Fund Advisors	1,737,129	6.03%
400 Howard Street San Francisco, CA 94105-2228

The Vanguard Group	1,542,599	5.36%
100 Vanguard Blvd. Malvern, PA 19355

Wellington Management Company, LLP	1,541,255	5.35%
280 Congress Street Boston, MA 02110

Dimensional Fund Advisors LP	1,447,896	5.03%
6300 Bee Cave Road, Building One Austin, TX 78746

(*) Based on information reported to the SEC by, or on behalf of, such beneficial owner.

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock, as of April 5, 2025, by persons who are directors and nominees for directors, the named executive officers of the Company named in the Summary Compensation Table, and by all directors and executive officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his or her name. The address for all persons in the below table is 4695 MacArthur Court, 12thFloor, Newport Beach, CA 92660.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Director	Eric G. Wintemute	1,093,979	(1)	3.8%
Director	Debra F. Edwards	33,140		(2)
Director	Steven Macicek	19,218		(2)
Director	Scott D. Baskin	33,187		(2)
Director	Émer Gunter	24,913		(2)
Director	Marisol Angelini	19,269		(2)
Director	Patrick E. Gottschalk	61,803		(2)
Director	Keith M. Rosenbloom	669,582		2.4%
Director	Mark R. Bassett	16,790		(2)
Director	Carmen Tiu De Mino	6,786		(2)
Chief Financial Officer	David T. Johnson	74,335		(2)
Chief Administrative Officer	Timothy J. Donnelly	88,676		(2)
Chief Human Resources Officer	Shirin Khosravi	14,377		(2)
Managing Director (AMVAC Netherlands BV)	Peter E. Eilers	47,905		(2)
Directors and Officers as a Group		2,203,960		7.6%

(1)
This figure includes 196,712 shares of Common Stock Mr. Wintemute is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.

(2)
Under 1% of class.

EMPLOYEE COMPENSATION AND ENTERPRISE RISK

The Company has concluded that its compensation policies and practices do not give rise to any risk that is reasonably likely to have a material adverse effect upon it. In reaching its conclusion, the Company has found, among other things, that all business units have a similar compensation structure and that no business unit bears a disproportionate share of the overall risk profile, profits or revenues. Compensation for senior executives and, derivatively, the entire workforce is subject to achievement of Company-wide financial objectives. During 2024, those objectives were subsumed within the SMART goals (as defined on page 19) established by the Board and management annually. These included metrics for net sales, net income, EBITDA and working capital management. Further, all functions forecast annual profit (where applicable) and expense targets, which are consolidated into an overall budget. While each profit-and-loss center is held accountable for achieving its operating margins and expense forecasts, each such center is also held to company-wide performance which determines, among other things, the size of the overall incentive compensation pool and the availability of equity. In addition, senior management allocates annual bonus and equity awards among individual employees and within the operating functions in an equitable manner. Finally, the NEOs share responsibility for the Company’s transformation initiatives, which relate both to global digital infrastructure and companywide business and operational changes.

For fiscal year 2025, the Company is redefining the objectives that will support incentive compensation. Specifically, cash incentives for executives will be as per a formula-driven plan that gives weight to five key performance indicators (KPIs) and two corporate goals relating to transformation and manufacturing/opex targets (please see page 25). These metrics will be weighted based upon a multi-factor scale (from lower to higher success) for each factor. Through this approach, we are shifting our focus toward improved accountability for achieving better financial performance and transformation results. For more information, please see the section entitled "Compensation Discussion & Analysis - What We Reward" beginning on page 25 of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded in 2024 to our named executive officers (“NEOs”) listed below and in the Summary Compensation Table for 2024 that follows this discussion.

The following individuals were our NEOs for 2024:

•
Douglas A. Kaye III, who serves as our Chief Executive Officer
•
Eric G. Wintemute, who serves as our Chairman and served as our Chief Executive Officer until his retirement on July 12, 2024
•
David T. Johnson, who serves as our Vice President, Chief Financial Officer and Treasurer
•
Timothy J. Donnelly, who serves as our Chief Information Officer, General Counsel, & Secretary
•
Shirin Khosravi, who serves as our Chief Human Resources Officer
•
Peter E. Eilers, who serves as our Managing Director, Amvac Netherlands BV
•
Ulrich G. Trogele, who served as our Executive Vice President, Chief Operating Officer until his retirement on May 31, 2024
•
Anthony S. Hendrix, who served as our Vice President of Sales, US and Canada until his departure on May 3, 2024

Executive Summary

The year 2024 was one of extraordinary transformation for the Company, during which, teaming with a nationally-known business consultant, it began two transformation initiatives – both business and digital – to improve operating efficiency, implement an organization having greater accountability and upgrade the entire ERP platform to centralize its global footprint and improve the quality and timeliness of critical data. Further, in mid-2024, the then current CEO left the Company, a provisional group was formed to continue the work of the Chief Executive Officer, Chief Operating Officer and Chief Transformation Officer pending the hiring of a new CEO, and a new CEO was successfully recruited and hired by year end.

In the midst of these changes, the Company’s performance in 2024 declined as compared to the prior year. While adjusted EBITDA was within the targeted range, and net sales were marginally lower than the prior year, due largely to persistently low commodity prices, the Company recorded a significant net loss arising from significant nonrecurring charges (including with respect to transformation expenses, inventory reserves, impaired assets and goodwill, among others). That said, the Company believes that it is poised to move into the future with an improved balance sheet and a focus to “simplify, execute and deliver” as per the mantra of its new CEO.

In light of 2024 performance, neither the incumbent CEO nor any of the other NEOs received any cash bonus for 2024 performance. Thus, the cash bonus and total direct compensation for the CEO were below the 25thpercentile of the CEOs of the Company’s Proxy Peers (as defined below). The CEO’s equity award was at about the median of the Proxy Peers and was made with an eye toward incentivizing future value creation, including options that carried additional TSR triggers at $20 and $25 per share that must be achieved before vested options can be exercised. With respect to the cash bonus, total direct compensation and equity award, the other NEOs were below the 25th percentile of the Company’s proxy peers. The Company’s one-year, three-year and five-year total shareholder return (“TSR”) was below the 25th percentile of its Proxy Peers. The Company believes that, overall, executive compensation for 2024 was consistent with the rubric of pay-for-performance.

Compensation Objectives

Our executive compensation program has three primary objectives to:

•
Align management’s interests with the long-term interests of stockholders;
•
Provide compensation on the basis of performance that supports key financial and strategic business outcomes; and
•
Attract, motivate and retain top talent to lead our business.

Our first objective is accomplished by ensuring that our executives are stockholders. We do this through the regular awards of equity, whether in the form of restricted stock, options or performance-based shares/options, and the adoption of executive stock ownership guidelines. We make these equity awards through our 2022 stock incentive plan (the "2022 Plan"), which was most recently approved in its current form by our stockholders at the 2022 Annual Meeting. Our second objective means that we want our executives to seek optimal results in both the short and long term. One of the primary means of rewarding performance is through cash incentive compensation. Another means is through performance-based equity, which, during 2024 took the form of options that included TSR triggers. Our third objective is accomplished through ensuring that our compensation is competitive (for example, through benchmarking the compensation practices of similarly-situated companies) and to promote the retention of key talent through awards of stock (either restricted stock units or stock options) that vest over three years.

What We Reward

We expect our executives to operate at a high level and to be involved in setting and executing our business plan. Accordingly, our executives are directly involved in defining the Company’s strategy (its roadmap to success), its budget (the short term business plan), and the associated short term objectives which are established as necessary to achieve the budget. During 2024 and prior, SMART goals (Specific, Measurable, Achievable, Realistic and Time-Based) were the primary measure by which each executive was held accountable. They varied from position to position and included both company-wide goals (as, for example, net sales and net income for the CEO) and individual goals (for example, factory efficiency targets for the Vice President of Manufacturing). The specific plan for short term incentive compensation in 2024 is illustrated in the table below.

For 2025, the Company will be following a formula-driven approach toward incentive compensation that is built upon five companywide key performance indicators (KPIs) – three are financial (net sales, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and net trade working capital) and two operational (transformation execution and manufacturing/opex). We have established a graded scale of targets for each KPI and placed the majority of emphasis on the financial KPIs, while setting target incentive compensation for the CEO at 100% of base wage and for the other NEOs at 60%. See “Elements of 2025 Compensation and Why We Pay Them” for a more detailed discussion on KPIs and our approach toward 2025.

Compensation Program Best Practices

The Compensation Committee continues to implement and maintain sound practices in our executive compensation program and related areas. Our current compensation program includes features that we believe drive performance and excludes features we do not believe serve our stockholders’ long-term interests. The table below highlights the “Sound

Practices” features that our compensation program includes and “Poor Pay Practices,” which are excluded. Certain of these features are described in greater detail after the table.

Included Features (“Sound Practices”)	Excluded Features (“Poor Practices”)

➣ Performance-based Equity – Half of the equity awards made to executives vest based upon metrics as compared to a peer group, specifically, net sales, EBIT(earnings before interest and taxes) and TSR which over a performance period, typically three years’ in length.

➣  Caps on Individual Bonuses – Our executives’ incentive compensation is effectively capped at 1.8 times salary for the CEO and 90 percent of salary for other officers.

➣  Clawback Policy – Our executives are subject to having incentive compensation recouped by the Company in the event of material fraud or misconduct resulting in a restatement of financial statements.

➣  Stock Ownership Guidelines— We have adopted share ownership requirements for both our executive officers (4X base wage for CEO and 2X base wage for CEO reports) and our directors (four years’ worth of stock awards).

➣  Consultant Independence – The Compensation Committee retains an independent compensation consultant. Our consultant is evaluated annually for independence to ensure objectivity.

➣ Market Benchmarking – Compensation decisions are made in the context of relevant market comparators.

➣  Risk Management – Our executive officers’ compensation program has been designed and is reviewed to ensure that it does not encourage inappropriate risk-taking.

➣  “Double Trigger” severance – Our change in control agreements require both a change in control and termination during a two year period before equity is accelerated and monetary benefits become due. (Please see page 42 of this Proxy).

➣ No income or excise tax gross-ups.

➣  No “single trigger” severance payments in case of change of control.

➣  No guaranteed base salary increases, minimum bonuses or equity awards.

➣  No resetting of strike price on underwater options.

➣ No replacement or “make whole” awards of equity.

➣ No Hedging–Our executive officers and directors are prohibited from all hedging activities (as, for example, with zero-cost collars and forward sales contracts) and holding Company securities in margin accounts.

1.
High Percentage of Performance/TSR

In the several year period prior to 2024, the Company had awarded performance shares that were based upon financial metrics achieved by the Company as compared to peers that had been identified in the proxy (at time of award). However, in 2024, the Company turned toward total shareholder return as a performance metric, splitting equity awards between time-based restricted stock (having a three-year, cliff-vesting period) and options which, for the then current NEOs also included an additional trigger to the effect that half of the options would be exercisable only if the fair market value (FMV) Company’s common stock equaled or exceeded $20 per share for 30 continuous trading days and the other half when the FMV equaled or exceeded $25 per share for same length of time.

Since the Company began the process of granting awards of performance shares, we have experienced mixed vesting performance. Because there had been multiple factors used to determine vesting (EBIT, sales and TSR versus two different comparator groups), it was typical for one or more metrics to vest at or above target, while another vests below target (resulting in a partial forfeiture). Based upon this experience, then, we can say that the performance metrics are neither too lax, nor overly restrictive.

2.
Effective Cap on Individual Bonuses

By employing a formula-driven incentive compensation policy (starting in 2025), the Company continues to follow a policy of effectively capping an individual’s annual incentive cash compensation. As more fully explained below (please see Incentive Compensation at p. 29), if all KPIs are exceeded to the maximum extent, the CEO would receive 1.8 times his annual salary, while the other NEOs would receive 90% of their salary. The Compensation Committee has put these effective caps in place both to eliminate the possibility that any one individual will receive an excessive share of the bonus pool and to prevent windfall payments in the event that unforeseen circumstances result in goals being drastically exceeded. Further, as was the case in 2024, to the extent that a threshold level of profitability is not met, no incentive compensation is conferred.

3.
Clawback Policy

The Company continues to follow a clawback policy that provides, among other things:

“In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess incentive compensation received by a Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.”

4.
Stock Ownership Guidelines

Under the Company’s stock ownership and stock retention policy, the CEO is required to obtain and maintain four times his base wage in stock, and Section 16 officers other than the CEO are required to obtain and maintain two times their base wage in Company common stock. This is to be accomplished, in part, through periodic grants of equity by the Board. Similarly, as more fully described in page 50 under “Director Compensation,” non-management directors are required to accumulate and maintain shares equal in amount to the number of shares granted to them during the first four full years of service on the Board. Through these policies, the interests of both executive officers and directors are better aligned with those of our stockholders.

5.
Anti-Hedging Policy

The Company’s Anti-Hedging Policy prohibits both directors and Section 16 officers from both hedging and other non-monetized transactions, such as zero-cost collars, forward sales contracts or other similar instruments, which allow a person to lock in much of the value of his or her stock holdings, generally in exchange for all or part of the potential for upside appreciation in the stock. The Company believes that such instruments place the subject shares at risk of unexpected disposition (as, in the case of a call or foreclosure) and change the essential nature of the investment in common stock, thus serving to misalign the holder’s interests from those of the Company’s stockholders.

6.
Equity Award Granting Policy

Equity compensation awards made to our executive officers must be approved by the Compensation Committee. The Compensation Committee approves and grants annual equity awards, which include RSUs and PSUs and in the past have included stock options, at approximately the same time every year. Outside of the annual grant cycle, the Compensation Committee may, from time to time, grant off-cycle equity awards, such as in connection with a new hire, promotion or retention award. All off-cycle equity awards are issued on a pre-determined date following approval by the Compensation Committee. The Compensation Committee does not take material non-public information into account when determining the timing of the grant of equity awards, including stock options, and the timing of the release of material non-public information is not based on affecting the value of executive compensation.

7.
Accounting And Tax Considerations

The Compensation Committee may consider various accounting and tax implications of equity-based and other forms of compensation. When determining the amounts of equity-based awards to be granted, the Compensation Committee considers the accounting cost associated with the grants. Under Financial Accounting Standard Board Accounting Standards

Codification (“ASC”) Topic 718, or ASC 718, grants of stock options, restricted stock units, and performance stock units result in an accounting charge for the Company equal to the fair value of the award issued.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal income tax deduction for compensation paid by publicly held companies to certain of their executive officers that is in excess of $1,000,000 per year. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Compensation Consultant Independence

As per New York Stock Exchange ("NYSE") Listing Standard 303A.05(c)(iv), the charter of the Compensation Committee requires that committee to evaluate the independence of its compensation consultants. Accordingly, that committee evaluated its compensation consultant, Exequity LLP, in 2023 and determined that there is no conflict of interest with that firm and that with respect to the six factors set forth in the listing rules, Exequity was independent, as indicated by the following:

Independence Factor	Consultant Compliance

➣ Provision of other services to the Company by the consultant.

➣ Amount of fees received from the Company as a percentage of consultant’s total revenues.

➣ Policies and procedures of committee with regard to its consultant are designed to prevent conflicts of interest such as:

➣  Providing unrelated services.

➣  Trading in the stock of its clients.

➣ Any business or personal relationship with a member of the Compensation Committee.

➣ Any stock of the Company owned by consultant.

➣ Any business or personal relationship with an executive officer of the Company.

➣ Consultant does not provide other services to the Company.

➣ Fees received by consultant during FY 2023 are less than 1% of the consulting firm’s revenues for that year.

➣ Consultant has implemented principles to ensure independence:

➣ Does not provide unrelated services.

➣ Does not trade in the stock of its clients.

➣ There is no relationship with a member of the Compensation Committee.

➣ Consultant owns no shares of the Company.

➣ There is no relationship with an executive officer.

We believe that, by ensuring the independence and objectivity of our compensation consultant, we provide an additional assurance that the consultant will not be influenced by improper motives, such as personal gain, that could compromise its ability to recommend a fair and transparent plan of compensation for Company executives.

Consideration of “Say on Pay” Advisory Vote and Shareholder Input for Past Three Years

At each of the last three Annual Meetings of Stockholders, we have held an advisory stockholder vote on executive compensation. At the meetings held in 2024, 2023, and 2022, approximately 93%, 91% and 83% (in a contested proxy), respectively, of the shares that voted approved our executive compensation described in the subject proxy statement. During that period, the Company’s compensation policies and practices have not changed markedly. Thus, both the Compensation Committee and the Company viewed these voting results as a strong indication that the Company’s stockholders support our compensation policies and practices. Further, the Company maintains a plan of regular outreach to, and interaction with, investors, potential investors and analysts through personal meetings, telephone conversations and attendance at investment conferences. In 2024, the Company had direct contact with over half of the active institutional investors in its common stock. Through these efforts, the Company continually elicited issues of concern from these stakeholders. Stockholders did not express concern with compensation but, rather, with strategic direction, nonrecurring charges, the benefit of transformation initiatives, capital allocation, working capital supply chain, market conditions, and operating expenses.

Elements of 2024 and 2025 Compensation

Salaries— With a decline in financial performance during 2023, salaries for the Company’s NEOs were not increased at the start of 2024. When the financial performance for the immediately preceding year is strong, the salaries for NEOs are typically adjusted upward within a range that is identified by the Compensation Committee’s independent compensation consultant. It should also be noted that the Company has historically raised salaries in excess of a modest adjustment when an officer takes on additional, meaningful responsibilities. Base salary as a percent of total cash compensation among NEOs as a group was 43% in 2024, 68 % in 2023 and 69% in 2022.

Base salaries for our NEOs in 2024 were:

Name	Base Salary
Douglas A. Kaye III	650,000
Eric G. Wintemute	757,013
David T. Johnson	429,048
Timothy J. Donnelly	362,866
Shirin Khosravi	276,360
Peter E. Eilers	290,963
Ulrich G. Trogele	450,448
Anthony S. Hendrix	348,578

Short Term Incentive Compensation

With respect to 2024, in light of poor financial performance, none of the NEOs received any incentive compensation for 2024 performance. This is consistent with the Company’s commitment to paying for performance.

Looking into 2025, the Company has established a KPI-driven approach toward Short-Term Incentive compensation ("STI") for its NEOs. We have depicted the elements of the formula in the table below. Proceeding from the general to the specific, we have identified three financial KPIs – net sales, adjusted EBITDA and net trade working capital, to which we give a weighting of 20%, 50% and 20%, respectively. We cover the balance with two corporate KPIs, namely, transformation results and manufacturing/opex, to which we give a weighting of 5% each.

The target short term incentive compensation for the CEO is set at 100% of base salary, while the non-CEO NEOs have a target of 60% of base salary. In addition, as per the matrix below, we have established grades of success (Levels 1 through 6) for each KPI. At year end, actual performance for each KPI is checked against Levels 1 through 6, and a factor (the “Level Factor” from the table below) is identified. To arrive at the NEO’s incentive compensation, we take the product of x) his or her target bonus, y) the weighting of such KPI as per the above chart and z) the Level Factor from the table below. We make this calculation for each KPI and add together the subtotals to arrive at total short term incentive compensation payout. The result could vary from zero (if all KPIs were at or below Level 1) to 180% of target bonus (if all KPIs were at or above Level 6).

Reasons for KPI Selection – In designing the short term incentive compensation plan, the Board and Compensation Committee selected the KPIs and assigned them their relative weightings for the following reasons. First, the factor of highest emphasis (at 50%), adjusted EBITDA, has become the factor of greatest importance in our overall financial performance among investors. In addition, over the course of the past several years, while maintaining resiliency at the net sales level, the Company has experienced erosion of its operating leverage. Adjusted EBITDA is a useful measure for assessing operating leverage as well as for holding management accountable toward the goal of improving that leverage.

Second, at 20%, net sales receives a medium emphasis among the KPIs. While it is important to maximize operating leverage, management must also be committed to growing the business. It is important to continue launching new products, gaining market share of existing products and expanding our portfolio – these are the hallmarks of successful businesses within our industry. Similarly, net trade working capital receives the same medium emphasis (20%) in light of the fact that, over the past several quarters, the Company’s working capital has grown beyond optimal size. It is essential to reduce inventory, to build to demand and to manage our factories in an optimal way.

Third, the last two KPIs, manufacturing/opex and transformation execution, at weighted at 5% each. These are included in the NEOs’ initiatives in order to encourage continued discipline in holding down expenses, maximizing manufacturing cost absorption and following through on the many transformation initiatives that were launched in 2024.

Equity—We believe that in providing equity to senior executives and requiring that shares equal in value to a multiple of base salary be accumulated by such executives over time, the interests of our executives will be more fully aligned with those of our stockholders. The Company has adopted a policy to prohibit short sales or hedging transactions by executives and members of the Board. Through these awards and these policies, the Company believes that executives will take a longer term view of the Company and will seek to enhance stockholder value several years into the future. Equity awards also serve as a means of encouraging future performance and of retaining key employees over the long term. In addition, it is highly prevalent among peer companies to award equity to executives regularly. In the Company’s case, these awards are typically made early in the fiscal year. We believe that it would be difficult to attract, motivate, and retain executives without offering them a share in the Company’s long-term prospects. In 2024, in an effort to encourage greater shareholder value, the Board has elected to award options to the NEOs that will vest and be exercisable only if the Company’s common stock equals or exceeds $20 per share (for one-third of the shares) or $25 per share (for two-thirds of the shares) for 30 consecutive trading days. In addition, the Board awarded restricted stock units to NEOs that vest on the third anniversary of the award and are subject to forfeiture if, for any reason, the recipient is not continuously employed by the Company through the vesting date.

In making equity award decisions, the Compensation Committee and Board also take into account the fair market value of the Company’s shares and the potentially dilutive effect of making awards. For example, in 2025, in light of a low share price and a lender-imposed moratorium on repurchasing shares, the Compensation Committee suspended the annual equity award for existing employees (including incumbent NEOs) pending a return to a higher share price.

As more fully described below in “Benchmarking and the Compensation Consultant”, the Compensation Committee periodically conducts a benchmarking study to take into account, among other things, the prevalence (by amount and type) of equity awarded to executive officers of similarly situated companies. These studies typically include information on prevalent rates at which available shares are consumed under equity plans of peers. In awarding equity, the Compensation Committee considers not only these studies, but also the compensation history of the Company, retention issues, and the expensing of equity awards in connection with its recommendation to the Board. In 2024, the Board followed its standard practice of awarding shares to executives, including both time-based restricted shares and TSR-based options.

Other Cash Compensation – With the departure of the CEO, the COO and the CTO in mid-2024, the Company formed an office of CEO (OCEO) consisting of Mr. Johnson, Mr. Donnelly and Ms. Khosravi with consulting from director, Mark Bassett. In addition to carrying out its other responsibilities, the members of the OCEO effectively managed the business on a day-to-day basis for the second half of 2024, including with respect to expediting the transformation initiatives that the Company had begun earlier in that year. In consideration for carrying the additional burden of the recently-vacated positions, each member of the OCEO received a nonrecurring transformation benefit of $125K for each of the third and fourth quarters of 2024. Upon the hiring of Dak Kaye to the position of CEO in late December 2024, the OCEO was dissolved, and Mr. Kaye assumed the position on a full-time, dedicated basis.

Other Benefits— In 2024, the Company continued its practice of offering a comprehensive suite of other benefits to its executives, including group health (medical, dental and vision) and life insurance to all of our employees. Our medical plan took the form of PPO programs which are largely self-funded. However, the Company limited its claims exposure by maintaining stop loss coverage on an individual basis and appointed Collective Health as its third-party administrator. Collective Health offers not only claims processing service, but also a user-friendly, phone-based application as its claims interface. Health benefits premiums were highly subsidized by the Company and offered extremely competitive terms (e.g., low co-payments and office visit charges). As a corollary to the group health plan, the Company continued to promote wellness through a voluntary program, through which the Company gave financial incentives for fitness, participation in group events (e.g., virtual 5K, on-line fitness challenge), health and diet coaching, among other things. These programs are a powerful tool in retention, recruiting, morale-building, and maintaining the health of the workforce. Our executives also received life insurance and long-term disability insurance coverage. In addition, certain executives received an automobile allowance.

Finally, in 2024, our executives (and all full-time employees) continued to have the option to participate in the Company’s 401K retirement savings plan, under which the Company matches up to 5% of the participant’s salary (subject to an annual cap) and the Employee Stock Purchase Plan, which permits the purchase of Company shares at a discount through payroll deduction.

Benchmarking and the Compensation Consultant

During 2024 the Compensation Committee’s independent compensation consultant, Exequity, revisited the group of comparator companies for purposes of benchmarking executive compensation, which analysis it completed in November 2024. In connection with those efforts, Exequity defined a group of comparators, focusing on product lines, GICS numbers, and a proxy review to determine whether and to what extent peer companies identified the Company (or others in the Company’s peer group) as comparators. The comparator group (“Proxy Peers”) identified by Exequity consisted of 14 publicly traded specialty chemical companies, namely: AdvanSix Inc. (ASIX), Arcadium Lithium plc (ALTM), Aspen Aerogels, Inc. (ASPN),Balchem Corporation (BCPC), Core Molding Technologies, Inc. (CMT), CVR Partners LP (UAN), Ecovyst Inc. (ECVT), Hawkins, Inc. (HWKN), Haynes International, Inc. (HAYN), Innospec Inc. (IOSP), Intrepid Potash, Inc. (IPI), LSB Industries, Inc. (LXU), Quaker Chemical Corporation (KWR) and Tredegar Corporation (TG). Proxy Peers had median revenues of $706 million per annum, median market capitalization $926 million and median enterprise value of $1,305 million. To our knowledge American Vanguard is the only publicly traded crop protection Company of its size, and no Proxy Peers operate at all in the crop protection sector.

According to Exequity’s analysis, 2024 compensation for the Company’s new CEO (on an annualized basis) yielded the following comparative results, which are also depicted in the table below:

•
The CEO base salary was below the 25th of the Proxy Peers.
•
The bonus amount (of $0) for the CEO was below the 25th percentile for target bonus of the Proxy Peers.
•
Annualized total cash for the CEO was below the 25th percentile for target total cash of the Proxy Peers.
•
Equity granted in 2024 to the CEO was between the 25th percentile and the median of the Proxy Peers.
•
Annualized total direct compensation for the Company’s CEO was below the 25th percentile of the Proxy Peers.

On average, according to the Exequity study, compensation for other NEOs was as follows: salary was at approximately the 25th percentile for salaries of Proxy Peers, while incentive cash, total cash (excluding the nonrecurring transformation benefit for the CFO, CIO and CHRO), equity and total direct compensation were below the 25th percentile for the Proxy Peers.

Closing Comments

The Company believes that its executive compensation meets its primary objectives. In the midst of a transformative year, during which net sales were marginally down due to persistently low commodity prices and adjusted EBITDA was within the targeted range, the Company incurred significant nonrecurring charges that generated a net loss. While these necessary measures will lead to an improved balance sheet, the impact on overall financial performance was such that none of the NEOs received an incentive bonus. Consequently, while continuing to receive base wages that are at or above the median of Proxy Peers (on average), the NEOs received total direct compensation that was below the 25thpercentile of its Proxy Peers. In sum, we believe that the Company paid NEOs in a manner consistent with overall company performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on the review and discussions referred to in that Item, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

Marisol Angelini, Chair

Patrick Gottschalk

Steven Macicek

Keith Rosenbloom

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current executive officers, all of whom are also named executive officers (the “NEOs”) of the Company:

Name of Director/Officer	Age	Capacity
Douglas A. Kaye III	56	Chief Executive Officer
David T. Johnson	68	Vice President, Chief Financial Officer and Treasurer
Timothy J. Donnelly	65	Chief Administrative Officer, General Counsel & Secretary
Shirin Khosravi	56	Chief Human Resources Officer
Peter E. Eilers	61	Managing Director, Amvac Netherlands BV

Douglas A. Kaye III joined the Company as Chief Executive Officer in December, 2024. For the past 13 years, he has served in a variety of senior leadership roles at Albaugh, LLC, a top ten global crop protection company. He most recently held the role of President, North America, which is the largest region in the Company. Previously, he was Group Chief Commercial Officer, where he oversaw the commercial activities, which included North America, Europe, Brazil, Argentina, and Latin America regions. Mr. Kaye also served as President of the European region for seven years. Prior to his work at Albaugh, Dak was the CFO and a Director at a non-crop subsidiary of the crop protection company, Adama, and previously held the role of Co-CEO at an international automotive logistics organization. Mr. Kaye began his career at Arthur Andersen LLP. He has a Masters of Accountancy and a Bachelor of Science in Business Administration, both from Auburn University. Mr. Kaye was recently elected to the Executive Board of the industry group CropLife America (CLA).

David T. Johnson has served as Vice President, Chief Financial Officer, and Treasurer of the Company since March, 2008. Mr. Johnson served as Finance Director for Amcor Flexibles UK Ltd., a $500 million manufacturer of decorative packaging and a subsidiary of Amcor, a multibillion dollar corporation based in Australia, from June 2003 through March 2008. Prior to that he served as Vice President of Finance for Sterer Engineering, a subsidiary of Eaton Aerospace, an $8 billion Cleveland based multinational Company from April 2001 through June 2003.

Timothy J. Donnelly has served as Chief Information Officer, General Counsel and Secretary of the Company since June 2024 and had been Chief Administration Officer from June 2010 prior to that time. He began his service with the Company in October 2005 as Vice President, General Counsel and Assistant Secretary, was appointed Secretary in June 2007 and assumed responsibility for Human Resources and Risk Management in 2009. Prior to his service with the Company, from September 2000 through October 2005, Mr. Donnelly served as Vice President, General Counsel and Secretary for DDi Corp. (Nasdaq—DDIC), a manufacturer of quick-turn, high-technology printed circuit boards.

Shirin Khosravi has served as Chief Human Resources Officer since December 2024 and was Vice President of Human Respources from Februray 2024 until that time. Prior to her service with the Company, Ms. Khosravi worked as an HR professional for over 25 years in positions of increasing responsibility, including at CR Laurence (an architectural hardware and glazing supplies company), Dover Corporation (a diversified global manufacturer of innovative equipment and components) and Holcim (a global construction materials provider). She has an MBA from the University of Western Ontario, and a BA in Business from Edith Cowan University in Perth, West Australia.

Peter E. Eilers has served as Managing Director of AMVAC Netherlands BV since June, 2018. Prior to that time, he served as Vice President, Business Development and Marketing, to which he was appointed in January 2017. Mr. Eilers joined the Company in August 2015 as Global Director of Business Development and Marketing. Prior to that time, Mr. Eilers had over 25 years’ experience with Bayer CropScience (and its predecessors) where he served as Marketing Director for EMEA, Executive Head of Bayer CropScience Merger & Acquisitions/Business Development, and Country Head in various regions, including Poland, the Baltics, Iberia and Indochina, among other position

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash and other compensation for services rendered for the three calendar years 2024, 2023 and 2022, paid or awarded by the Company and its subsidiaries to the CEO, CFO, the four most highly compensated executive officers other than the CEO and CFO, and the CEO who departed from the Company during the subject year and two additional highly compensated executive officers (the “NEOs”). As mentioned in the discussion below, due to lower-than-expected performance during both 2023 and 2024, none of the NEOs received incentive compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e) (2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($) (i)		Total ($) (j)
Douglas A. Kaye III, Chief Executive Officer	2024	39,583	(1)	300,000	1,335,577	—	—	—	—		1,675,160

Eric G. Wintemute, Chairman and Former Chief Executive Officer	2024	418,784	(2)	—	402,534	822,256	—	—	3,024,374		4,667,948
	2023	755,655		—	1,688,426	—	—	—	65,692		2,509,773
	2022	723,465		656,250	1,407,292	—	—	—	65,867		2,852,874

David T. Johnson, Chief Financial Officer	2024	429,048		—	43,073	204,354	—	—	286,795	(9)	963,270
	2023	428,278		—	180,680	—	—	—	79,793		688,751
	2022	410,033		186,250	199,634	—	—	—	53,767		849,684

Timothy J. Donnelly, Chief Information Officer, General Counsel & Secretary	2024	362,866		—	36,432	172,844	—	—	286,795	(9)	858,937
	2023	362,214		—	152,820	—	—	—	36,030		551,064
	2022	346,785		167,500	168,841	—	—	—	34,780		717,906

Shirin Khosravi, Chief Human Resources Officer	2024	276,318		—	—	16,103	—	—	277,369	(9)	569,790

Peter E. Eilers, Managing Director, Amvac Netherlands B.V.	2024	290,963	(3)	—	20,755	98,472	—	—	116,991		527,181
	2023	290,868	(3)	—	87,067	—	—	—	—		377,936
	2022	292,867	(3)	142,500	102,043	—	—	—	—		537,410

Ulrich G. Trogele, Former Executive Vice President, Chief Operating Officer	2024	192,306	(4)	—	—	—	—	—	9,045		201,351
	2023	449,702		—	189,679	—	—	—	36,030		675,411
	2022	430,529		195,000	209,582	—	—	—	34,780		869,891

Anthony S. Hendrix, Former Vice President of Sales, U.S. and Canada	2024	127,365	(5)	—	23,819	113,002	—	—	17,492		281,678
	2023	348,001		—	99,899	—	—	—	44,401		492,301
	2022	333,163		150,000	108,108	—	—	—	44,173		635,444

(1)
Salary for 2024 reflects salary payments to Mr. Kaye from start date of December 9, 2024 through December 31, 2024.
(2)
Salary for 2024 reflects salary payments through July 12, 2024, the last day of Mr. Wintemute's employment. On an annualized basis, excluding severance compensations, his salary would have been $796,125. Further, his annualized total compensation would have been the sum of salary ($796,125) plus other benefits not including severance ($157,341) plus stock award value ($402,534) plus option value ($822,256) which equals $2,178,256.
(3)
Salary for 2024, 2023 and 2022 reflects the effect of euro to dollar currency exchange.
(4)
Mr. Trogele would have been one of the top five most highly compensated officers but for the fact that he left the company before the end of 2024. Salary for 2024 reflects salary payments through May 31, 2024, the last day of Mr. Trogele's employment. On an annualized basis, his salary would have been $415,799.
(5)
Mr. Hendrix would have been one of the top five most highly compensated officers but for the fact that he left the company before the end of 2024. Salary for 2024 reflects salary payments through May 3, 2024, the last day of Mr. Hendrix's employment. On an annualized basis, his salary would have been $384,200.
(6)
The amounts in this column reflect the aggregate grant date fair value of restricted stock and restricted stock unit awards computed in accordance with the ASC 718. All assumptions made in the valuations are contained and described in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024.
(7)
The amounts in this column reflect the aggregate grant date fair value of stock options computed in accordance with the ASC 718. All assumptions made in the valuations are contained and described in the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024.
(8)
Reflects a sign on bonus of $300,000 to be paid as follows: $200,000 at the end of the first quarter of 2025, and $100,000 at the end of the fourth quarter of 2025.
(9)
This includes compensation of $250,000 for service in office of the CEO during Q3 and Q4 of 2024.

ALL OTHER COMPENSATION

		Perquisites ($)		Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Defined Contribution Plans ($)(3)		Vacation/Severance Payments / Accruals ($)		Change in Control Payments / Accruals ($)
Eric G. Wintemute	2024	28,950	(1)	—	1,530	10,396	(4)	2,983,498	(6)	—
	2023	56,525	(1)	—	1,530	7,637	(4)	—		—
	2022	56,700	(1)	—	1,530	7,637	(4)	—		—

David T. Johnson	2024	18,000	(2)	—	1,545	47,750	(5)	—		—
	2023	18,000	(2)	—	1,530	60,263	(5)	—		—
	2022	18,000	(2)	—	1,530	34,237	(5)	—		—

Timothy J. Donnelly	2024	18,000	(2)	—	1,545	17,250		—		—
	2023	18,000	(2)	—	1,530	16,500		—		—
	2022	18,000	(2)	—	1,530	15,250		—		—

Shirin Khosravi	2024	12,000	(2)	—	1,545	13,824		—		—

Ulrich G. Trogele	2024	7,500	(2)	—	831	11,329		—		—
	2023	18,000	(2)	—	1,530	16,500		—		—
	2022	18,000	(2)	—	1,530	15,250		—		—

Anthony S. Hendrix	2024	4,618	(2)	—	831	11,329		—		—
	2023	27,085	(2)	—	816	16,500		—		—
	2022	28,107	(2)	—	816	15,250		—		—

Peter E Eilers	2024	15,578	(2)	—	67,880	33,533		—		—
	2023	19,338	(2)	—	—	33,523		—		—
	2022	18,841	(2)	—	—	20,347		—		—

(1)
Automobile allowance of $10,800 for the year ended December 31, 2024 and $21,600 for each of the years ended December 31, 2023 and 2022; and expense reimbursements of $18,150, $34,925 and $35,100 relating to country club membership fees and assessments in the years ended December 31, 2024, 2023, and 2022, respectively.
(2)
Automobile allowance.
(3)
Effective January 1, 2005, the Company matches employee contributions to its 401(k) savings plan dollar for dollar up to 5% of base salary.
(4)
This reflects the Company’s total contribution to employee’s 401(k) account in 2024, 2023, and 2022 and is the sum of a $10,396, $7,637 and $7,637 to match to employee’s salary deferral plus $0, $0 and $51,000, respectively, in additional contribution in conjunction with a proportionate contribution being concurrently made to a group of non-highly compensated employees.
(5)
This reflects the Company’s total contribution to employee’s 401(k) account in 2024, 2023, and 2022 and is the sum of a $16,500, $16,250 and $10,237 to match to employee’s salary deferral plus $30,500, $43,763 and $24,000, respectively, in additional contribution in conjunction with a proportionate contribution being concurrently made to a group of non-highly compensated employees.
(6)
This reflects severance compensation arising from Mr. Wintemute's departure on July 12, 2024, which consists of $2,298,461 paid in the form of a lump sum payment of $191,538 plus 21 semi-monthly payments of $47,885 plus eleven monthly payments for consulting work in the amount of $14,394 per month.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grant of plan-based awards for the year ended December 31, 2024, to the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of	Full Grant Date Fair
Name (a)	Grant Date (b)	Threshold (#) (c)	Target (#) (d)	Maximum (#) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)	Units (#) (i)	Options (#) (j)		Option Awards ($/Share) (k)	Value of Stock ($) (1) (l)
Douglas A. Kaye III	12/9/2024	—	—	—	—	59,003	(2)	—	—	—		4.17	245,770
Douglas A. Kaye III	12/9/2024	—	—	—	—	118,007	(3)	—	—	—		1.11	130,974
Douglas A. Kaye III	12/9/2024	—	—	—	—	59,003	(4)	—	—	—		5.72	337,497
Douglas A. Kaye III	12/9/2024	—	—	—	—	52,448	(5)	—	—	—		5.72	300,003
Eric G. Wintemute	1/22/2024				—	—		39,157	—	—		—	402,534
Eric G. Wintemute	1/22/2024				—	—		—	—	196,712		10.28	822,256
David T. Johnson	1/22/2024	—	—	—	4,190	4,190	(6)	4,190	—	—		—	43,073
David T. Johnson	1/22/2024	—	—	—	—	—		—	—	48,888	(7)	10.28	204,354
Timothy J. Donnelly	1/22/2024	—	—	—	3,544	3,544	(6)	3,544	—	—		—	36,432
Timothy J. Donnelly	1/22/2024	—	—	—	—	—		—	—	41,350	(7)	10.28	172,844
Shirin Khosravi	1/22/2024				—	—		—	—	4,087		10.28	16,103
Anthony S. Hendrix	1/22/2024	—	—	—	2,317	2,317	(6)	2,317	—	—		—	23,819
Anthony S. Hendrix	1/22/2024	—	—	—	—	—		—	—	27,034	(7)	10.28	113,002
Peter E. Eilers	1/22/2024	—	—	—	2,019	2,019	(6)	2,019	—	—		—	20,755
Peter E. Eilers	1/22/2024	—	—	—	—	—		—	—	23,558	(7)	4.18	98,472

(1)
This column shows the full grant date fair value of restricted stock grants made based on the closing price of the Company’s stock as of the date of award, with the exception of options (whether solely time-based or time- and TSR-based), which was determined by using the Monte Carlo valuation method. The full grant date fair value of each award is the number of shares multiplied by the grant date fair value per share. These amounts were not paid to any named executive officer. The recognized compensation expenses for 2024 awards are shown in the “Stock Awards” column in the “Summary Compensation Table”.

(2)
These comprise an award of performance-based restricted stock that vests upon the attainment of both (i) continuous employment through his first, third, and fifth anniversary of his employment, and (ii) the relative growth of the issuer's total shareholder return as compared with the Russell 2000 as follows: a) 50% of target (i.e., one-third of total award) if the TSR is >= the 25th percentile but < the 50th percentile, b) 100% of the target if the TSR is >= 50th percentile but < the 75th percentile and c) 200% of the target if the TSR is >= the 75th percentile. Each award is valued at $4.17 using the Monte Carlo method.
(3)
These comprise an award of performance-based restricted stock that vests at any time during the five year term in a two step process as follows: x) step one - one-sixth of the total number of shares awarded will vest on each of the dates upon which the fair market value of the issuer's common stock exceeds a) 2X, b) 3X and c) 4X the FMV on the date of the award (i.e., $5.72/share), in each case, for at least 20 consecutive days, and y) step two - one-sixth of the total number of shares awarded will vest twelve months after the occurrence of either clause a), b) or c) above, provided the reporting person remains employed by issuer on such date. These shares are valued at $1.11 per share.
(4)
These comprise an award of time-based restricted stock that vests on equal tranches on each of the first, second, third, fourth, and fifth anniversary of the award date and are subject to forfeiture in the event that reporting person is not continuously employed through each such vesting date for any reason.
(5)
These shares constitute time-based restricted shares that vest in even tranches on the first, second, third, fourth and fifth anniversary of the award and are subject to vesting and acceleration in the event of the termination of employee’s employment for any reason.
(6)
The shares constitute time-based restricted shares that vest in even tranches on the first, second and third anniversary of the award and are valued at $10.28 per share, which is the fair market value of the Company’s common stock as of the award date. Vesting requires the employee’s continuous employment through the vesting date, and unvested shares are forfeited if service is interrupted prior to such vesting date for any reason.
(7)
These are options to purchase shares of the Company’s common stock. They vest on the third anniversary of the award date and exercisability is further subject to a TSR condition – namely, one-third of the options will be deemed to be exercisable when the fair market value of the common stock equals or exceeds $20 per share for 20 consecutive trading days, and two-thirds of the options become exercisable when the fair market value of the common stock exceeds $25 per share for 20 consecutive trading days. The Monte Carlo valuation for such options is $4.18 per share.
(8)
These are options to purchase shares of the Company’s common stock with a strike price of $10.28 per share. They vest on the third anniversary of the award date. The Monte Carlo valuation for such options is $3.94 per share.

NARRATIVE DISCUSSION TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The Company and Mr. Wintemute entered into an employment agreement, dated as of April 1, 2022, pursuant to which Mr. Wintemute served as the Company’s Chairman and CEO. Mr. Wintemute’s annual base compensation for the year ended December 31, 2024 was $757,000, with increases to be made by the Board in their sole discretion. Mr. Wintemute was eligible to receive a bonus, in an amount as determined by the Board, based on his performance against reasonable qualitative and quantitative benchmarks. The agreement also provided Mr. Wintemute with certain additional benefits, including a car allowance of $1,800 per month and reimbursement for reasonable and customary business expenses. Mr. Wintemute’s agreement was of indefinite duration, unless terminated by the Company. Under the terms of that agreement, if the Company were to terminate Mr. Wintemute’s employment without cause and not due to disability or death, the Company would pay to Mr. Wintemute an amount equal to two times the average annual cash compensation received by him over the course of the two immediately preceding calendar years (including his average annual bonus as measured over the three, previous full years) and his unvested shares will be deemed to be vested as of the termination date. If Mr. Wintemute were to have died or become disabled during the term of the agreement, the Company would pay him or his designated beneficiary, as applicable, any amounts (including salary) and continue any benefits due to Mr. Wintemute under the agreement for 12 months after his death or disability. Provisions relating to change of control are set forth on page 37.

Effective as of July 3, 2024, the Company Mr. Wintemute, the Company’s then Chairman and CEO, entered into a Transition Agreement, which set forth the terms and conditions of Mr. Wintemute’s retirement. The Transition Agreement provides that Mr. Wintemute would continue to serve in his role as CEO until the earliest to occur of (i) the date that a new CEO commences employment, (ii) December 31, 2024, (iii) termination of his employment or (iv) his death (the “Termination Date”). In addition, Mr. Wintemute would participate in the search for his successor, would continue to serve as Chairman of the Board until the 2025 Annual Meeting of Stockholders and, post-termination, would serve as a consultant on a part-time basis.

Effective July 12, 2024, Mr. Wintemute ceased being CEO at the Company, at which time the provisions of the Transition Agreement were triggered. Under the terms of the Transition Agreement, in addition to accrued vacation, Mr. Wintemute would receive cash in the amount of two times the sum of his annual base salary plus his average bonus as measured over the past three years, which total sum is $2,298,461, to be paid over two years. He would also be entitled to receive incentive cash compensation, if any, for service in 2024 based upon the Company’s actual performance during fiscal year 2024 to be paid at the time such bonuses are otherwise paid to other active employees. He would also be entitled to receive the benefit of the Company’s group health insurance coverage for up to 24 months post-termination with the Company paying the COBRA premium costs.

Further, for the period commencing upon the Termination Date through the 2025 Annual Meeting of Stockholders, Mr. Wintemute would continue to serve as Chairman and voting member of the Company’s board of directors (for which he will be entitled to receive non-employee director compensation) and will provide advisory consulting services (up to 30 hours per month) for a flat monthly fee of $12,594. Upon the Termination Date, Mr. Wintemute’s unvested equity awards (i.e., those made in 2022, 2023 and 2024) would be deemed to be accelerated and vested in an amount pro-rated to reflect the correspondence between the vesting schedule of such shares and the Termination Date. In the case of performance-based shares, the number of shares to be pro-rated will be the target amount of each applicable grant. In addition, certain of Mr. Wintemute’s incentive equity awards received in lieu of cash incentive compensation would become fully vested. All of Mr. Wintemute’s vested and unexercised options would be deemed to be exercisable for the duration of their applicable exercise period.

In connection with his appointment to the position of CEO, Mr. Kaye and the Company entered into an Executive Employment Agreement dated as of December 9, 2024 having the following material terms: base wage of $650,000; target cash incentive compensation of 100% of base salary with maximum payout potential of 180%; initial bonus of $300,000 (to be paid in part in Q1 2025 and in part in Q4 2025); term life insurance policy having limits of $1.5 million; performance share units having face value of $337,500 vesting in equal tranches on each anniversary over a five year period based upon the total shareholder return of the Russell 2000; performance share units having a face value of $675,000 which will vest in equal tranches when the fair market value of Registrant’s common stock equals or exceeds two-times, three-times and four-times the fair market value on date of award; time based restricted stock having a face value of $337,500 vesting equally on each anniversary over a five year term; time-based restricted stock having a face value of $300,000 vesting equally on each anniversary over a five year term (subject to acceleration in the event of termination without cause during the first 12 months of employment); for termination without cause or resignation for good reason other than due to death or disability during the first 12 months of employment, executive receives accrued base wage, pro-rated bonus and one-year’s worth of both base wage and bonus; for termination without cause or resignation after that period, accrued compensation plus two-times the sum of base wage plus average bonus (measured over three years) and acceleration and vesting of equity awards pro-rated to correspond with the vesting schedule.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows, with respect to the NEOs, the number of shares covered by both exercisable and non-exercisable stock options and, in addition, grants of restricted stock units that had not yet vested as of December 31, 2024, with respect to options to purchase common stock of the Company. The closing price of the common stock on December 31, 2024, the last trading day of the Company’s fiscal year, was $10.97 per share.

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Eric G. Wintemute	196,712	—	—	$10.28	1/22/2027
David T. Johnson	—	48,888	—	$10.28	1/22/2027
Timothy J. Donnelly	—	41,350	—	$10.28	1/22/2027
Shirin Khosravi	—	4,087	—	$10.28	1/22/2027
Anthony S. Hendrix		27,034		$10.28	1/22/2027
Peter E. Eilers	—	23,558	—	$10.28	1/22/2027

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Douglas A. Kaye III	288,461	1,335,574	—	—
David T. Johnson	21,010	97,276	—	—
Timothy J. Donnelly	17,770	82,275	—	—
Shirin Khosravi	6,666	30,864
Peter E. Eilers	14,646	48,018	—	—

OPTION EXERCISES AND STOCK VESTED

The following table shows, with respect to the NEOs, the number of shares acquired on the exercise of stock options and on vesting of stock awards and their respective value realized (market price less exercise price) for the year ended December 31, 2024.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e) (1)
Douglas A. Kaye III	—	—	—	—
Eric G. Wintemute	—	—	50,283	835,703
Ulrich G. Trogele	—	—	9,892	164,405
David T. Johnson	—	—	5,482	91,111
Timothy J. Donnelly	—	—	5,806	96,496
Anthony S. Hendrix	—	—	6,358	105,670
Shirin Khosravi	—	—	6,358	105,670
Peter E. Eilers	—	—	8,271	137,464

(1)
Value realized on vesting is value of shares, excluding shares forfeited for U.S. payroll tax purposes, if applicable, at time of vesting.

Pension Benefits and Non-qualified Deferred Compensation

The Company provided no pension benefits and no non-qualified deferred compensation to the NEOs during the year ended December 31, 2024.

Potential Payments upon Termination or Change of Control

The current CEO is party to an employment agreement dated as of December 9, 2024, under the terms of which for termination without cause or resignation for good reason other than due to death or disability during the first 12 months of employment, executive receives accrued base wage, pro-rated bonus and one-year’s worth of both base wage and bonus; for termination without cause or resignation after that period, accrued compensation plus two-times the sum of base wage plus average bonus (measured over three years) and acceleration and vesting of equity awards pro-rated to correspond with the vesting schedule.

Each of the other NEOs is party to a change of control severance agreement, under the terms of which the employee is entitled to receive certain payments in the event that there is both a change of control during the term of agreement and such employee is either terminated (for reasons other than cause) or resigns for good reason within 24 months of such change of control. As with the CEO, there is a double trigger before benefits are earned under this arrangement. Provided both conditions for payment are met and the Company receives a release of all claims from the employee, the employee is entitled to receive a lump sum amount equal to two years’ base salary, two-times the employee’s average cash incentive compensation (measured over the past three full-years), 24 months’ worth of COBRA coverage for medical insurance, executive level outplacement costs, and immediate acceleration and vesting of unvested options (or other securities to which employee may have a right).

For purposes of the CEO, “change in control” is defined to be identical with that set forth in the 2022 Plan. For NEOs other than the CEO, “change in control” is defined to mean, in effect, either (i) a merger or consolidation of the Company in which those who were stockholders immediately before the effective time of the merger or consolidation have less than 50% of the voting power of the new corporation or entity; (ii) a sale or disposition of all or substantially all of the Company’s assets; (iii) when any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly owns more than 50% of the Common Stock of the Company or (iv) in the event over a 24 month period a majority of the board of directors is replaced by new members. Further, as a condition to payment (whether to the CEO or any of the other NEOs), the employee must execute and deliver a written release of claims against the Company.

The following table summarizes the estimated amounts that NEOs who were employed by the Company as of December 31, 2024, would be entitled to receive whether in the form of cash or securities in the event of a termination without cause or voluntary resignation for good reason after a change in control assuming, for illustration purposes, that such change in control had occurred on December 31, 2024.

	Salary ($)	Average Bonus ($)	COBRA Insurance Premiums ($)	Outplacement Services ($)	Accelerated Options and Grants Vesting ($)(1)	Total Change in Control Payments ($)(2)
Douglas A. Kaye III	1,299,984	251,432	64,650	10,000	1,335,574	2,961,640
David T. Johnson	858,096	87,760	64,650	10,000	97,276	1,117,782
Timothy J. Donnelly	725,732	83,719	90,629	10,000	82,275	992,355
Anthony S. Hendrix	254,730	67,688	55,297	10,000	—	387,715
Shirin Khosravi	552,636	—	90,629	10,000	30,864	684,129
Peter E. Eilers	581,926	64,117	67,880	10,000	48,018	771,941

(1)
Upon change in control, the agreement allows for the accelerated vesting of options and grants. Assuming the change in control had happened as of December 31, 2023, there would be unvested awards of 313,326 shares of restricted stocks and no shares of incentive stock options. If the change in control occurred on December 31, 2023, these awards would have vested and the Company would have recognized additional compensation expense based on grant date fair value in the amount of $2,933,665 for restricted stocks, and the officers would have recognized the value of vested grants as income based on fair market value in the amount of $3,437,187 (which is the sum of this column).

(2)
There are no tax excise gross-ups relating to change-in-control payments for NEOs.

With respect to severance compensation received or earned by NEOs not resulting from a change of control,

CEO Pay Ratio Disclosure

As per Item 402(u) of Regulation S-K, we are providing the following information about the annualized total compensation for the PEO who was employed at the Company as of the date on which this pay ratio was calculated (namely, December 31, 2024) as compared with the median of annual total compensation of all employees of the Company (excluding the CEO). The annualized compensation consisted of the PEO’s salary (over a three week period) expressed on an annual basis plus his one-time signing bonus plus the value of equity received by him during fiscal year 2024. For fiscal year 2024, we report as follows:

•
The annual total compensation of the CEO on an annualized basis, as per the Summary Compensation table on page 29 hereof was $2,003,827; and
•
The median of the annual total compensation of all employees of the Company (excluding the CEO) was $56,430.

Based upon this information, we reasonably estimate that the ratio for the CEO’s annual total compensation to the annual total compensation of our median employee was approximately 36.

Our pay ratio was calculated as per Item 402(u) as follows. In order to identify the median employee, using the criteria set forth in Item 402(c) of Regulation S-K for populating data within the Summary Compensation Table, we gathered information from payroll, stock award and incentive compensation on all employees as of December 31, 2024, which was within three months of the closing of the Company’s last fiscal year.

In measuring the wages of non-exempt employees, we took the actual wages, including regular time and overtime, paid to such employees. Where employees were paid in foreign currencies, we converted that currency into U.S. dollars as of the date of measurement. In establishing total compensation, we considered not only wages and bonuses, but also the fair value of equity awards, if any. After arriving at total compensation for the employee population (not including the CEO), we listed them in descending order of compensation and identified the median employee.

Pay Versus Performance

As per item 402(v) of Regulation S-K, we are providing the following information about the relationship between Compensation Actually Paid (CAP) as defined in Item 402(v) and performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with its performance, refer to the “Compensation Discussion and Analysis”.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers	Value of initial fixed $100 investment based on Total shareholder return	Value of initial fixed $100 investment based on Global Agribusiness TSR	Net income $000s	Net sales $000s
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$1,675,160	$339,583	$680,441	$616,596	$24	$113	$(124,855)	$549,520
2023	$2,509,773	$(471,651)	$567,665	$201,287	$72	$105	$7,519	$579,371
2022	$2,852,874	$3,432,747	$729,905	$817,252	$141	$115	$27,404	$609,615
2021	$2,463,689	$3,089,570	$708,595	$802,105	$106	$125	$18,587	$557,676
2020	$2,181,538	$1,925,191	$645,118	$610,063	$100	$100	$15,242	$458,704

Footnotes to Table 1:

1. Our principal executive officer (“PEO”) for fiscal year 2024 is Douglas A. Kaye, who joined the Company on December 9, 2024. Our PEO for the fiscal years 2023, 2022, 2021, and 2020 is Eric G. Wintemute who left that position on July 12, 2024. The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

2. The dollar amounts reported in column (e) represent the amount of “compensation actually paid” or “CAP” to the PEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. The following adjustments were made to the PEO’s total compensation for each applicable year to determine the compensation actually paid in accordance with SEC rules:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments	Reported Change in the Actuarial Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
		(a)	(b)	(c)	(d)
2024	$1,675,160	$1,335,577	$(842,658)	$—	$—	$339,583
2023	$2,509,773	$(1,688,426)	$(1,292,998)	$—	$—	$(471,652)
2022	$2,852,874	$(1,407,292)	$1,987,165	$—	$—	$3,432,747
2021	$2,463,689	$(1,392,708)	$1,931,968	$—	$—	$3,089,570
2020	$2,181,538	$(1,392,708)	$1,136,361	$—	$—	$1,925,191
a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards”, column (e) and “Option Awards” in column (f) of the Summary Compensation Table for the applicable year.

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

3. (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments for the PEO are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends etc not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$1,335,577	$—	$—	$—	$—	$—	$1,335,577
2023	$860,289	$(1,333,715)	$(361,161)	$104,508	$(562,919)	$—	$(1,292,998)
2022	$1,289,835	$859,999	$161,607	$—	$(324,276)	$—	$1,987,165
2021	$1,061,580	$144,499	$290,744	$487,478	$(52,333)	$—	$1,931,968
2020	$1,503,640	$(505,018)	$(183,806)	$390,800	$(69,255)	$—	$1,136,361

3. The dollar amounts reported in column (d) of Table 1 represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for the years 2024, 2023, 2022, 2021, and 2020 were Ulrich G. Trogele, David T. Johnson, Timothy J. Donnelly, Anthony S. Hendrix, Peter E. Eilers, and Shirin Khosravi.

4. The dollar amounts reported in column (e) of Table 1 represent the average amount of “compensation actually paid” (also, "CAP") to the NEOs as a group (excluding the PEO) as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Reported Change in the Actuarial Value of Pension Benefits	Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
			(a)		(b)
2024	$680,441	$30,051	$(93,896)	$—	$—	$616,596
2023	$567,665	$(142,029)	$(224,349)	$—	$—	$201,287
2022	$729,905	$(157,642)	$244,989	$—	$—	$817,252
2021	$708,595	$(179,315)	$272,825	$—	$—	$802,105
2020	$645,118	$(211,566)	$176,511	$—	$—	$610,063

The amounts deducted or added in calculating the total average equity award adjustments for NEOs other than the PEO are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends etc. not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$30,051	$(48,674)	$(3,836)	$—	$(71,437)	$—	$(93,896)
2023	$72,367	$(166,981)	$(54,861)	$10,650	$(85,524)	$—	$(224,349)
2022	$144,484	$125,605	$24,945	$—	$(50,045)	$—	$244,989
2021	$145,746	$22,097	$42,051	$70,498	$(7,567)	$—	$272,825
2020	$228,417	$(75,693)	$(30,040)	$63,445	$(9,618)	$—	$176,511

There are no amounts deducted or added in calculating total pension benefit adjustments, as the Company does not sponsor any privately-sponsored pension plan or defined benefit plan. On behalf of Mr. Eilers, the Company contributes toward a pension plan sponsored by a third party with respect to which the Company is not privy to funding or other metrics that would be used in establishing actuarial values.

5. Cumulative TSR in column (f) of Table 1 is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6. Column (g) of Table 1 represents the TSR of the Global Agribusiness Index.

7. The dollar amounts reported in column (h) of Table 1 represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8. The dollar amounts reported in column (i) of Table 1 represent the amount of net sales reflected in the Company’s audited consolidated financial statements for the applicable year.

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our shareholders. The most important metrics used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
Net Sales
•
Adjusted EBITDA*
•
Earnings Per Share

* Adjusted EBITDA is calculated by taking the sum of net income plus transformation expense, stock compensation expense, depreciation and amortization, proxy costs, interest expenses (net) and the provision for income taxes.

Below are graphical depictions of various metrics disclosed above, specifically: cumulative TSR of the Company versus the TSR of the Global Agribusiness Index and three graphs showing the compensation actually paid for the PEO and Non-PEO NEOs versus cumulative TSR of the Company, net income and net sales, respectively, for the years 2020, 2021, 2022, 2023, and 2024. Alphabetical references in the data legends on these charts refer to columns in Table 1 above.

Cumulative TSR of the Company and Cumulative TSR of the Global Agribusiness Index

Company TSR v. Global Agribusiness TSR
140
120
100
80
60
40
20
0
2020
2021
2022
2023
2024
Value of initial fixed $100 investment based on Total shareholder return (f)
Value of initial fixed $100 investment based on Global Agribusiness TSR (g)

Compensation Actually Paid and Company TSR

CAP v. AVD TSR
Compensation in $ '000s
4000000
3500000
3000000
2500000
2000000
1500000
1000000
500000
0
-500000
-1000000
120
100
80
60
40
20
0
TSR
1
2
3
4
5
2020-2024
Year (a)
Compensation actually paid to PEO (c)
Average compensation actually paid to non-PEO named executive officers (e)
Value of initial fixed $100 investment based on Total shareholder return (f)

Compensation Actually Paid and Net Income

CAP v. Net Income
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
-500,000
-1,000,000
40,000
20,000
0
-20,000
-40,000
-60,000
-80,000
-100,000
-120,000
-140,000
2020
2021
2022
2023
2024
Compensation actually paid to PEO (c)
Average compensation actually paid to non-PEO named executive officers (e)
Net income $000s (h)

Compensation Actually Paid and Net Sales

CAP v. Net Sales
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
-500,000
-1,000,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
2020
2021
2022
2023
2024
Compensation actually paid to PEO (c)
Average compensation actually paid to non-PEO named executive officers (e)
Net sales $000s (i)

Director Compensation

The following table summarizes compensation paid to the non-management members of the Board for the year ended December 31, 2024.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($) (g)		Total ($) (h)
Marisol Angelini	95,000	80,000	—	—	—	—		175,000
Scott D. Baskin	150,000	40,000	—	—	—	—		190,000
Mark R. Bassett	84,625	80,000	—	—	—	442,700	(2)	607,325
Debra F. Edwards	122,250	40,000	—	—	—	—		162,250
Steve Macicek	68,125	100,000	—	—	—	—		168,125
Patrick E. Gottschalk	82,500	80,000	—	—	—	—		162,500
Émer Gunter	125,000	40,000	—	—	—	—		165,000
Keith M. Rosenbloom	86,875	80,000	—	—	—	—		166,875

(1)
Amounts for Eric Wintmute, former chief executive officer, and Douglas Kaye III, current chief executive officer, are included in the section entitled "Summary Compensation Table."
(2)
Represents a grant of 4,398 shares of common stock to each of the directors who received $80,000 worth of shares, and a grant of 2,199 shares of common stock to those who received $40,000 worth of shares. Under the non-management director compensation plan, directors who have accumulated five years' worth of stock grants may elect to receive one-half cash and one-half equity (i.e., $40,000 plus stock worth $40,000) in lieu of an equity award of $80,000. Further, Mr. Macicek received a partial grant ($20,000) of shares for service during the quarter immediately preceding the annual stockholders meeting of 2024. Grant date values were all calculated in accordance with FASB ASC Topic 718, and all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. The grant date fair value was calculated based on the closing price of the Common Stock on the date of issuance.
(3)
This amount was for consulting services provided by Mr. Bassett as more fully described on page 51.

During 2024, compensation for non-management board members has been made as per the table set forth below:

Board Compensation

American Vanguard Board Pay

Board Pay
 Cash retainer	$60,000
 Annual equity	$80,000
 Per-meeting fee	$0
 Executive sessions	$0
Committee Pay
 Incremental Committee chair premium retainer:
➣ Audit	$10,000
➣ Finance Committee	$8,000
➣ Compensation	$7,000
➣ Nominating/Governance and Risk Committee	$5,000
 Committee member retainer:
➣ Audit	$10,000
➣ Finance Committee	$10,000
➣ Compensation	$7,500
➣ Nominating/Governance and Risk Committee	$5,000
 Per-meeting fee:
➣ Audit/Compensation/Finance	$0
➣ Nominating/Governance/Risk	$0
Lead Director
 Lead Director	$25,000
Special Assignments
 Per diem fee for special assignments	$2,000
 Conditional meeting fee (>2 scheduled meetings)	$1,500

Annual Stock Awards for Non-management Directors:

In accordance with the terms and conditions of the 2022 Plan, each non-employee director of the Board is entitled to receive awards of the Company’s Common Stock, par value $.10 (“Common Stock”), as follows. In connection with each non-employee director’s election or re-election to the Board, during 2023 such director was entitled to receive an award that equals $80,000 (the “Stock Award”). Further, it is the policy of the Company that each director must accumulate and hold Company stock equal to the number of shares received by him or her over the course of his or her first four full years of service on the Board, after which such director may elect to receive up to half of the value of any subsequent Stock Award in the form of a cash payment. If a person is appointed to the Board for any partial year (for example, due to a vacancy on the Board), such director will receive a pro rata portion of the Stock Award as determined by the Compensation Committee or the Board.

•
Each Stock Award will be calculated based on the closing price of the Common Stock on the date of issuance, as reported on the New York Stock Exchange or other national exchange on which the Common Stock is traded. No fractional share of any Stock Award will be issued, and the value of such fractional share will be paid in cash.
•
Each Stock Award will vest immediately in full upon grant.

The Company has entered into written indemnification agreements with each of its directors, effective as of the first day of such person’s service as a director. The agreement provides for contractual indemnification obligations by the Company to the extent permitted by applicable law and the advancement of expenses in connection therewith. The agreement also provides that any legal action brought by the Company against a director must be brought within two years from the date of the facts giving rise to the action or such shorter period as provided by law.

Review and Approval of Related Person Transactions

The Nominating and Corporate Governance Committee (“the N&CG Committee”) has the responsibility for the review and approval or ratification of all related persons and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s voting securities or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if any such transaction involves more than $10,000, in each case using appropriate counsel and other advisers, as the Committee may deem necessary.

In the course of its review of proposed related person transactions, the N&CG Committee considers all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable law and listing standards. The N&CG Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

The Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the N&CG Committee determines in good faith. To the extent that a proposed related person transaction involves any member of the N&CG Committee (or an immediate family member of any member of the N&CG Committee), such member would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Related Person Transactions

During 2024, Company director Mark Bassett entered into a consulting arrangement pursuant to which he received approximately $95,200 on a time-and-materials basis over a ten-week period ended in March 2024 during which he provided services related to operational and business analytics. At the conclusion of his consultancy, Mr. Bassett provided the Company with recommendations for improving operating leverage and digital capabilities. Commencing in July 2024, Mr. Bassett resumed his consultancy in support of the OCEO, during which he was paid a flat rate of $29,200 per month and, like other members of the OCEO, received a transformation benefit in the amount of $125,000 for each of the third and fourth quarters of 2024. There were no other related party transactions during fiscal year 2024, nor are any such transactions in existence or currently proposed for 2025.

COMMUNICATIONS

Communications to the Board

All communications to the Board or any individual director must be in writing and addressed to them c/o American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

Proposals for Submission at Next Annual Meeting

Any stockholder who intends to present a director nomination or other proposal at the Company’s 2025 Annual Meeting of Stockholders must send the proposal to: American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. The timing and procedure for any such submission are described on pages 3 and 4 hereof.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed with the SEC and written representations from such reporting persons, we determined that all Section 16 reports were timely filed in fiscal 2020 by our directors, executive officers and beneficial owners of more than 10% of any class of our common stock, except for one filing by each of Andrew Naughton and Steven Macicek that each reported one transaction on an untimely basis, one filing by Eric Wintemute that reported five transactions on an untimely basis, and one filing by Keith Rosenbloom that reported three transactions on an untimely basis.[1]

[1] See Mr. Naughton’s Form 4 filed on 01/25/24, Mr. Macicek’s Form 4 filed on 04/11/24, Mr. Wintemute’s Form 4 filed on 09/03/24, and Mr. Rosenbloom’s Form 4 filed on 09/05/24.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, www.american-vanguard.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2024 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S CHIEF FINANCIAL OFFICER AT 4695 MACARTHUR COURT, SUITE 1200, NEWPORT BEACH, CALIFORNIA 92660.

References to any website herein do not incorporate by reference the information contained on that website, and such information should not be considered to be part of this Proxy Statement.

HOUSEKEEPING

In some cases only one copy of the Company’s proxy materials is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request at the address or phone number indicated on the first page of the Proxy Statement, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address or phone number listed on the first page of this Proxy Statement if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company in the same way if they wish to receive only a single copy.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2024, is available with this Proxy Statement but shall not be deemed incorporated herein. The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer,

General Counsel & Secretary

Dated: May 29, 2025

AMERICAN VANGUARD

AMERICAN VANGUARD CORPORATION
ATTN: LUCY COONEY
4695 MACARTHUR COURT, SUITE 1200
NEWPORT BEACH, CA 92660

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/01/2025 for shares held directly and by 11:59 P.M. ET on 06/29/2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/01/2025 for shares held directly and by 11:59 P.M. ET on 06/29/2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Marisol Angelini	☐	☐	☐
1b. Scott D. Baskin	☐	☐	☐
1c. Mark R. Bassett	☐	☐	☐
1d. Patrick E. Gottschalk	☐	☐	☐
1e. Emer Gunter	☐	☐	☐
1f. Douglas A. Kaye III	☐	☐	☐
1g. Steven D. Macicek	☐	☐	☐
1h. Keith M. Rosenbloom	☐	☐	☐
1i. Carmen Tiu de Mino	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000679934_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Use the Company Number and Account Number shown on your proxy.

The undersigned hereby appoints SCOTT D. BASKIN and TIMOTHY J. DONNELLY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of the Common Stock of American Vanguard Corporation held of record by the Undersigned at the close of business on Wednesday, May 28, 2025. The Annual Meeting will be a completely virtual meeting of Stockholders, to be held at 11:00 a.m. PDT on Wednesday, July 2, 2025, or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000679934_2 R1.0.0.2

Continued and to be signed on reverse side